                                            SECURITIES AND EXCHANGE
          COMMISSION
                                                  Washington, D.C. 20549

                                                        FORM 10-K

                                   Annual Report Pursuant to Section 13 or
          15(d) of
                    the
                                             Securities Exchange Act of
          1934


                       For the Fiscal Year Ended
          Commission
                    File
                       December 31, 1994
          No.
                    1-11632


                                               AMERICAN ANNUITY GROUP, INC.


                       Incorporated under
          IRS
                    Employer I.D.
                       the Laws of Delaware
          No.
                    06-1356481

                                      250 East Fifth Street, Cincinnati,
          Ohio 45202
                                                      (513) 333-5300


                       Securities Registered Pursuant to Section 12(b) of the Act:

          Name of
                    Each Exchange
                           Title of Each Class
          on which
                    Registered
                           Common Stock, Par Value $1.00 Per Share
          New York
                           9-1/2% Senior Notes due August 15, 2001

          New York
                           11-1/8% Senior Subordinated Notes due
                              February 1, 2003
          New York


                       Securities Registered Pursuant to Section 12(g) of the Act:
                    None


                           Indicate by check mark whether the Registrant
          (1) has
                    filed all  reports
                       required to be filed by Section 13 or 15(d) of the Securities
                    Exchange Act
                       of 1934 during the preceding 12 months, and (2) has been
                    subject  to such
                       filing requirements for the past 90 days.  Yes  X
          No

                           Indicate by check mark if disclosure of delinquent
                    filers pursuant to
                       Item  405  of  Regulation S-K  is  not  contained
          herein,  and
                    need  not be
                       contained, to the best of registrant's knowledge, in
                    definitive  proxy or
                       information statements incorporated by reference in Part III of  this Form
                       10-K or any amendment to this
                       Form 10-K. [X]

                           As  of  February   28,  1995,  there  were
          39,141,080
                    shares  of  the
                       Registrant's Common Stock outstanding. The aggregate market value of Common
                       Stock held by non-affiliates at that date was approximately
                    $75.4 million
                       based upon non-affiliate holdings of 7,268,359 shares and a market price of
                       $10.38 per share.


                                           Documents Incorporated by
          Reference:

                           Proxy Statement for the 1995 Annual Meeting of
                    Shareholders (portions of
                       which are incorporated by reference into Part III hereof).

                                               AMERICAN ANNUITY GROUP, INC.

                                                  INDEX TO ANNUAL REPORT

                                                       ON FORM 10-K

                       Part I


                       Page
                       Item 1.  Business
                                 Introduction

                         1
                                 GALIC

                         1
                                 Discontinued Manufacturing Operations

                        11
                                 Employees

                        11
                       Item 2.  Properties

                        11
                       Item 3.  Legal Proceedings

                        13
                       Item 4.  Submission of Matters to a Vote of Security
          Holders
                         *


                       Part II

                       Item 5.  Market for Registrant's Common Equity and
          Related
                                 Stockholder Matters

                        13
                       Item 6.  Selected Financial Data

                        14
                       Item 7.  Management's Discussion and Analysis of
          Financial
                                 Condition and Results of Operations

                        15
                       Item 8.  Financial Statements and Supplementary Data

                        20
                       Item 9.  Changes in and Disagreements with
          Accountants on
                                 Accounting and Financial Disclosure

                         *


                       Part III

                       Item 10. Directors and Executive Officers of the
          Registrant
                        20
                       Item 11. Executive Compensation

                        20
                       Item 12. Security Ownership of Certain Beneficial Owners and
                                 Management

                        20
                       Item 13. Certain Relationships and Related
          Transactions

                       Part IV

                       Item 14. Exhibits, Financial Statement Schedules, and Reports
                                  on Form 8-K

                        S-1










                       * The response to this item is "none".

                                                          PART I

                                                          ITEM 1



                                                         Business

                       Introduction

                       American Annuity Group,  Inc. ("AAG" or "the
          Company") is  a
                    holding company
                       whose primary asset  is the capital  stock of Great
          American
                    Life Insurance
                       Company ("GALIC").

                       American Annuity  is the successor  to STI  Group,
          Inc.,
                    formerly known  as
                       Sprague Technologies, Inc. ("STI").  STI was formed
          in May
                    1987  by American
                       Premier Underwriters, Inc., formerly known as  The
          Penn
                    Central Corporation,
                       for the  purpose of  divesting its electronics
          components
                    businesses.   STI
                       subsequently sold substantially all of its assets and
                    retired  its debt,
                       netting approximately $100 million in cash and cash
                    equivalents.

                       On December 31, 1992, STI purchased 100% of the capital stock of GALIC from
                       Great American Insurance Company ("GAI") for $468 million.
                    The purchase was
                       financed with (a) $230 million of borrowings, (b) $156 million of new equity
                       raised from the sale of common and preferred stock to GAI, and

                    (c) available
                       cash.    American  Financial   Corporation  ("AFC"),
          the
                    parent   of  GAI,
                       beneficially  owned approximately 80% of American
          Annuity's
                    Common Stock at
                       March 1, 1995.

                       In 1994, AAG and GALIC formed or acquired several small
                    subsidiaries with
                       combined total assets of approximately $40 million, including the following:
                       Lifestyle Financial Investments, Inc. and T'N'T
          Marketing,
                    Inc., third-party
                       marketers of annuities through financial institutions;
                    Western Pacific Life
                       Insurance Company and Carillon Life Insurance
          Company, two
                    annuity companies
                       acquired principally for their insurance licenses;
          and AAG

                    Securities, Inc.,
                       a broker-dealer licensed to sell mutual funds and variable annuities.  The
                       total investment in these companies was
          approximately $15
                    million.

                       GALIC

                       GALIC was incorporated  in New  Jersey in  1959 and
                    redomiciled  as an  Ohio
                       corporation in  1982.   GALIC entered the
          tax-deferred
                    annuity  business in
                       1976;  prior to  that time  it  wrote primarily
          whole-life,
                    term-life,  and
                       accident  and health  insurance  policies.   GALIC
          is
                    currently rated  "A"
                       (Excellent) by A.M. Best.

                       Annuities are long-term retirement savings plans that benefit from interest
                       accruing  on a  tax-deferred  basis.   The  issuer
          of  the
                    annuity collects
                       contributions, credits interest on the policy and pays out a benefit  upon
                       death, surrender or annuitization.

                       Annuity contracts can be either fixed rate or variable rate.
                    With a fixed
                       rate annuity, an interest crediting rate is set by the
                    issuer, periodically
                       reviewed by the issuer, and changed from time to time as
                    determined to be
                       appropriate. With a variable rate annuity, the value of the policy is tied
                       to an underlying securities portfolio or other performance index.  GALIC has
                       not issued variable annuities in the past.

                       GALIC sells  annuities primarily  to employees  of
          qualified
                    not-for-profit
                       organizations  under Section  403(b) of  the
          Internal  Revenue
                    Code.   These
                       employees are eligible to save  for retirement
          through
                    contributions made on
                       a before-tax  basis.   Contributions  are  made  at
          the
                    discretion  of  the
                       participants through payroll  deductions or through
          tax-free
                    "rollovers" of
                       funds.   Federal income  taxes are not payable  on
                    contributions or earnings
                       until amounts are withdrawn.

                       The following table (in millions) presents information
                    concerning GALIC  in



                       accordance with generally accepted accounting principles
                    ("GAAP"),  unless
                       otherwise noted.

                                                              1994   1993
          1992
                    1991   1990
                         Total Assets (A)                   $5,071 $4,883
          $4,436
                    $4,686 $3,847
                         Annuity Policyholders' Funds
                           Accumulated                       4,615  4,257
          3,974
                    3,727  3,398
                         Stockholders' Equity                  449    520
          418
                    358    355
                         Statutory Basis:
                           Capital and Surplus                 256    251
          216
                    219    192
                           Asset Valuation Reserve (B)(C)       80     70
           71
                    112     10
                           Interest Maintenance Reserve (C)     28     36
           17
                    -      -
                         Annuity Receipts:
                           Flexible Premium:
                                  First Year                $   39 $   47 $
           48  $
                    67 $   73
                             Renewal                           208    223
          232
                    240    220
                                                               247    270
          280
                    307    293
                           Single Premium                      196    130

                    153    238
                              Total Annuity Receipts        $  443 $  400 $
          360  $
                    460 $  531
                    [FN]
                         (A)  Includes the following  amounts for
          securities
                    purchased  in December
                              and paid for in the subsequent year:   1994 -
          $0; 1993
                    - $68 million;
                              1992 - $0.2 million; 1991 - $557 million and
          1990 - $46
                    million.

                         (B) For 1991 and 1990, amounts represent the
                    Mandatory  Securities
                              Valuation Reserve.

                         (C) Allocation of surplus for statutory reporting purposes.

                       GALIC  markets  its  annuities  principally   to
          employees
                    of  educational
                       institutions in the kindergarten through high school

                    ("K-12") segment.
                       Management believes that the K-12 segment is attractive
                    because of  the
                       growth potential and persistency rate it has demonstrated.

                       Sales of annuities are affected by many factors, including:
                    (i) competitive
                       rates and products; (ii) the general level of interest
                    rates;  (iii) the
                       favorable tax treatment of annuities; (iv) commissions paid to agents; (v)
                       services offered; (vi) ratings from independent insurance
                    rating agencies;
                       and (vii) general economic conditions.

                       Annuity receipts increased in 1993 and 1994 on the strength of sales  of
                       single premium products introduced in the second half of
                    1992.  Receipts in
                       1992 and 1991 were lower than in 1990 due to (i) a
                    reduction  in receipts
                       relating to a product introduced in 1990 which encouraged
                    rollovers of other
                       retirement funds and (ii) unfavorable economic and
                    market  conditions,
                       including the impact of the negative publicity associated
                    with a number of
                       highly publicized insolvencies in the life insurance industry.

                       GALIC's Corporate Strategy

                       GALIC's   primary   business  objective   is   to
          maximize
                    its  long-term
                       profitability through the sale of 403(b) annuities.
          GALIC
                    seeks  to achieve
                       this objective  through a strategy  of:  (i)
          offering  annuity
                    products that
                       are  tailored to  meet its  policyholders' financial
          needs
                    and  designed to
                       encourage a high level of persistency; (ii)
          providing
                    competitive commission
                       structures  and   high-quality  service   in  order
          to
                    foster   long-term
                       relationships with its independent agents; (iii) maintaining a conservative
                       investment portfolio in order to demonstrate financial
                    stability  to its
                       policyholders; (iv) maintaining competitive crediting
                    rates  on annuity
                       policies to encourage new and renewal business while
                    achieving the desired
                       spread between investment earnings and interest credited;

                    (v)  developing



                       complementary distribution channels; and (vi) maintaining
                    high ratings from
                       independent insurance rating agencies.

                       Annuity Products

                       GALIC's principal products are Flexible Premium
          Deferred
                    Annuities ("FPDAs")
                       and Single Premium Deferred Annuities ("SPDAs").
          FPDAs are
                    characterized by
                       premium payments that are flexible in amount and timing as determined by the
                       policyholder. SPDAs are issued in exchange for a one-time
                    lump-sum premium
                       payment. Since January 1, 1990, approximately three-fourths of GALIC's SPDA
                       receipts have resulted from rollovers of tax-deferred
                    funds previously
                       maintained by policyholders  with other insurers.
          In  1994,
                    FPDAs accounted
                       for approximately 55% of GALIC's total annuity receipts.

                       Tax-qualified premiums represented 85% of  GALIC's
          total
                    premiums written in
                       1994;  written  premiums  from the  K-12  segment
          represented
                    approximately
                       three-fourths  of  GALIC's  total  tax-qualified
          premiums  in
                    1994.    The
                       following table summarizes GALIC's written premiums and
                    policyholder benefit
                       reserves on a statutory basis by product line
          (dollars in
                    millions).


                    Policyholder
                                                   1994 Premiums Written
          Benefit
                    Reserves at
                                                    First           % of
          December
                    31, 1994
                                                     Year  Renewal Total
            Amount
                      %
                         Flexible Premium:
                           403(b) Single-tier          $ 24 $ 30   12.1%
            $  134
                     2.9%
                           403(b) Two-tier               13  171   41.4
             2,808
                    60.1
                           Other Single-tier              0    1    0.2
                45













                     1.0
                           Other Two-tier                 2    6    1.8
               199
                     4.2
                               Total                     39  208   55.5
             3,186
                    68.2

                         Single Premium:
                           403 (b) Single-tier           39   -     8.7
                12
                     0.3
                           403 (b) Two-tier              36   -     8.1
               430
                     9.2
                           Other Single-tier             25   -     5.6
                39
                     0.8
                           Other Two-tier                96   -    21.6
               704
                    15.1
                             Total                      196   -    44.0
             1,185
                    25.4

                         Annuities in Payout             -    -      -
               277
                     5.9
                         Life, Accident & Health         -     2    0.5
                22
                     0.5
                             Total                     $235 $210  100.0%
            $4,670
                    100.0%

                       At December 31, 1994, approximately 94%  of GALIC's
                    policyholder liabilities
                       consisted  of fixed  rate annuities  which offered
          a minimum
                    interest rate
                       guarantee of 4%.   GALIC's new products  offer a
          minimum
                    guaranteed  rate of

                       3%.  All  of GALIC's annuity policies  permit GALIC
          to change
                    the crediting
                       rate  at any  time (subject to  the minimum
          guaranteed
                    interest rate).   In
                       determining the frequency and extent of changes in the
                    crediting rate, GALIC
                       takes into account the profitability of its annuity
                    business  and  the
                       relative competitive position of its products.

                       GALIC seeks to maintain a desired spread between the yield on its investment
                       portfolio and the  rate it credits to its policies.
          GALIC
                    accomplishes this
                       by (i) offering crediting rates which it has the option to change, (ii)
                       designing annuity products that encourage persistency and
                    (iii) maintaining
                       an appropriate  matching of assets  and liabilities.

                    Tax-qualified annuity
                       policyholders maintain access to their funds without
                    incurring  penalties
                       through provisions in the contracts which allow policy loans.




                       In addition to its use of two-tier structures explained below,
                    GALIC imposes
                       certain surrender charges and front-end fees during the
                    first  five to ten
                       years of a policy to discourage customers from surrendering or withdrawing
                       funds in those early years. As a result of these features,
                    GALIC's annuity
                       surrenders have averaged approximately 8% of statutory
                    reserves over  the
                       past five years.  The following table illustrates
          GALIC's
                    annual persistency
                       rates for its major products over the past five years.


          Persistency Rates

                         Product Group                    1994    1993
          1992
                    1991    1990
                         Flexible Premium                 92.5%   92.0%
          90.6%
                    89.3%   91.2%
                         Single Premium                   93.5    93.3
          93.8
                    92.8    92.6

                       GALIC's persistency rates have been helped by the permanent surrender charge
                       inherent in the two-tier design of many of GALIC's products.
                     Two account
                       values are maintained for two-tier annuities -- the
                    annuitization (or upper-
                       tier) value and the surrender (or lower-tier) value.

                       With some two-tier annuities, the annuitization value and
                    the  surrender
                       value are the same at inception of the policy, but
                    since  each value
                       accumulates interest at a different rate, over time, the
                    annuitization value
                       will grow to an amount which is greater than the surrender value.  Other
                       two-tier annuities credit the same interest rate to both the surrender and
                       the annuitization value but withhold a portion of the
                    first-year premiums
                       when calculating the surrender value, but not the
                    annuitization value.

                       The  annuitization  value  is  paid  only if  the
                    policyholder  chooses  to
                       annuitize (withdraw funds in a series of periodic payments for at least the
                       minimum number of years  specified in the policy).
          If a lump
                    sum payment is
                       chosen by the policyholder, the surrender value is paid.

                       GALIC's two-tier annuities are particularly attractive to
                    policyholders who
                       intend to utilize funds accumulated to provide retirement
                    income since the
                       annuitization value is accumulated at a competitive long-term interest rate.


                       As  a result  of recent  regulatory and  market
          concerns
                    regarding two-tier
                       products  in general,  GALIC is also  selling new
          products
                    which  feature a
                       single-tier design.   After the initial surrender
          charges
                    have been reduced
                       to zero, single-tier annuities have only one value which
                    is  available
                       whether the policy is surrendered or annuitized.

                       Management believes that over time, as the policyholder
                    population ages, the
                       percentage of policyholders annuitizing will increase.

                       Marketing and Distribution

                       GALIC markets its  annuity products through over 50
          managing
                    general agents
                       ("MGAs")  who,  in   turn,  direct  approximately
          900
                    actively  producing
                       independent  agents.   GALIC has  developed its
          business
                    since 1980  on the
                       basis of its relationships with MGAs and independent
                    agents  primarily
                       through a consistent marketing approach and responsive
                    service.

                       GALIC  seeks to  attract and  retain  MGAs who  are
                    experienced and  highly
                       motivated and who consistently place a high volume
          of the
                    types of annuities
                       offered by GALIC.   Toward  this end, GALIC  has
          established a
                    "President's
                       Advisory Council" consisting of 10 of the top producers each year,  all of
                       whom must market primarily GALIC products.  The
          President's
                    Advisory Council
                       serves as a major influence on new product design and
                    marketing strategy.

                       To extend the  distribution of GALIC  annuities to a
          broader
                    customer base,
                       the  Company  is developing  a  Personal  Producing
          General
                    Agent  ("PPGA")
                       distribution system.   Approximately 140 PPGAs are
          contracted
                    to sell GALIC



                       annuities  to  both  qualified  and  non-qualified
          customers.
                      These  new
                       appointments will  give the  Company the opportunity
          to
                    expand  the premium
                       writings in  those  territories not  served by  an
          MGA.   In
                    addition,  new
                       subsidiaries,  Lifestyle Financial  Investments,
          Inc.  and
                    T'N'T Marketing,
                       Inc. are expanding the Company's efforts to sell single
                    premium,  non-
                       qualified products through financial institutions.

                       GALIC's strategy is to offer its  agents competitive
                    commission rates and to
                       provide  prompt   processing  of  agent  requests,
          with  the
                    objective  of
                       attracting and retaining agents on the basis of service,
                    as  well  as
                       compensation. Commissions paid on first year premiums are
                    significantly
                       higher than those paid on renewal premiums.
          Commissions are
                    generally lower
                       for sales of annuities to older policyholders, reflecting
                    the lower profit
                       potential available from policyholders who maintain their
                    funds with GALIC
                       for a shorter period.

                       GALIC is licensed to sell its products in all states (except
                    New York)  and
                       in  the  District  of  Columbia   and  Virgin
          Islands.    The
                    geographical
                       distribution of GALIC's annuity premiums written in 1994
                    compared  to 1990
                       was as follows (dollars in millions):

                                                               1994

                    1990
                         State                           Premiums   %

                    Premiums   %
                         California                        $ 91   20.6%

                    $111  20.9%

                         Michigan                            40    9.0

                    62  11.7
                         Florida                             38    8.6

                    40   7.5
                         Massachusetts                       35    7.9

                    48   9.0
                         Ohio                                27    6.1

                    20   3.8
                         Connecticut                         20    4.5

                    36   6.8
                         Minnesota                           20    4.5

                    *     *
                         New Jersey                          20    4.5

                    29   5.5
                         Washington                          16    3.6

                    *     *
                         Illinois                            14    3.2

                    18   3.4
                         North Carolina                      13    2.9

                    *     *
                         Texas                               11    2.5

                    47   8.9
                         Rhode Island                         9    2.0

                    14   2.6
                         All others, each less than 2%       89   20.1

                    106  19.9

                                                           $443  100.0%

                    $531 100.0%
                    [FN]
                       * less than 2%

                       At December  31, 1994, GALIC  had approximately
          250,000
                    annuity  policies in
                       force, nearly all of which were individual contracts. GALIC's policyholders
                       are employees of over 7,300 institutions nationwide.

                       Investments

                       GALIC's  annuity  products are  structured  to
          generate  a
                    stable  flow  of
                       investable funds.   GALIC  earns a  spread by
          investing these
                    funds at  an
                       investment earnings rate in excess of the crediting rate
                    payable to  its
                       policyholders.

                       Investments comprise approximately 96% of assets and are
                    the principal
                       source of income.  Fixed income securities
          (including policy
                    loans, mortgage
                       loans and short-term investments) comprise over 98% of
                    the  Company's
                       investment portfolio.

                       Risks inherent in connection with  fixed income
          securities
                    include loss upon
                       default and  market price volatility.   Factors
          which can
                    affect the market
                       price of  these securities include:   (i)
          creditworthiness of
                    issuers; (ii)



                       changes in market interest rates; (iii) the number of
                    market makers  and
                       investors; and (iv) defaults by major issuers of securities.

                       The Company's investment strategy emphasizes high quality
                    fixed income
                       securities which management believes should produce a
                    relatively consistent
                       and predictable level of investment income.

                       The Ohio Insurance  Code contains rules governing
          the types
                    and  amounts of
                       investments which are permissible for Ohio  life
          insurers.
                    These rules  are
                       designed  to ensure  the safety  and liquidity  of
          the
                    insurers' investment
                       portfolios   by   placing  restrictions   on   the
          quality,
                    quantity  and
                       diversification of permitted investments.

                       The National Association of Insurance Commissioners ("NAIC")
                    assigns quality
                       ratings to  publicly traded as well  as privately
          placed
                    securities.   These
                       ratings range from Class 1 (highest quality) to Class 6
                    (lowest quality).
                       The following table shows the Company's fixed maturity
                    portfolio at market
                       value by  NAIC designation  (and  comparable
          Standard  &
                    Poor's  Corporation
                       rating) at December 31:



                                 NAIC
                                 Rating Comparable S&P Rating
          1994  1993
                    1992
                                   1    AAA, AA, A
          59%   58%
                     67%
                                   2    BBB
          35    37
                     24
                                             Total investment grade
          94    95

                     91
                                   3    BB
          4     4
                      5
                                   4    B
          2     1
                      4
                                   5    CCC, CC, C
          *     *
                      *
                                   6    D
          -     -
                      *
                                             Total non-investment grade
          6     5
                      9
                                             Total fixed maturities
          100%  100%
                    100%
                    [FN]
                       * less than 1%

                       AAG's  primary investment  objective in selecting
          securities
                    for  its fixed
                       maturity  portfolio is  to  optimize interest
          yields  while
                    maintaining  an
                       appropriate  relationship   of  maturities   between
          assets
                    and   expected
                       liabilities. The Company invests in bonds that have primarily intermediate-
                       term  maturities.    This  practice  provides
          flexibility  to
                     respond  to
                       fluctuations in the marketplace.

                       At  December  31,  1994,  the  average  maturity  of
          AAG's
                    fixed  maturity
                       investments  was  approximately   7-1/2  years
          (including
                    mortgage-backed
                       securities, which had an estimated average life of
                    approximately  8-1/2
                       years). The table below sets forth the maturities of the
                    Company's fixed
                       maturity investments based on their carrying value.

                                 Maturity
          1994  1993
                                 One year or less
          *     *
                                 After one year through five years
          15%   10%
                                 After five years through ten years
          44    43
                                 After ten years
          13    12

          72    65
                                 Mortgage-backed securities
          28    35

          100%  100%
                    [FN]
                       * less than 1%

                       The following table shows the performance of the
                    investment  portfolio,
                       excluding equity investments in affiliates (dollars in
                    millions):

          1994  1993
                    1992

                                 Average cash and investments at cost
          $4,744$4,455
                    $4,078
                                 Gross investment income
          377   358
                    334
                                 Realized gains
          -    35
                     27

                                 Percentage earned:
                                   Excluding realized gains
          7.9%  8.0%
                    8.2%
                                   Including realized gains
          7.9%  8.8
                    8.9

                       AAG's investment portfolio is managed by a subsidiary of AFC which charges a
                       management fee limited to a maximum of one-tenth of one
                    percent  of invested
                       assets.

                       Independent Ratings

                       GALIC is currently  rated "A" (Excellent) by A.M.
          Best and
                    "A+" (High claims
                       paying ability)  by Duff & Phelps.  Publications  of
          A.M. Best
                    indicate that
                       an "A" rating  is assigned to those  companies which
          in A.M.
                    Best's opinion
                       have achieved excellent overall performance when compared to the  standards
                       established by  A.M. Best as norms of the  life
          insurance
                    industry and which
                       generally have  demonstrated a strong  ability to
          meet their
                    obligations to
                       policyholders  over  a  long period  of  time.   In
                    evaluating  a company's
                       financial and operating performance, independent
          rating
                    agencies review the
                       company's profitability, leverage  and liquidity, as
          well as
                    the  company's
                       book of business,  the quality and estimated market
          value of
                    its assets, the
                       adequacy  of its policy  reserves and the
          experience and
                    competency of its
                       management.     Their  ratings  are   based  upon
          factors  of
                     concern  to
                       policyholders and agents and are not directed toward the
                    protection  of
                       investors.

                       Management believes that the ratings assigned to GALIC
                    by  independent
                       insurance rating agencies are important because potential
                    policyholders
                       often use a company's rating as an initial screening device in considering
                       annuity products. Management also believes that the majority of purchasers
                       of 403(b) annuities would not be willing to purchase
                    annuities  from an
                       issuer that had an A.M. Best rating below certain levels.
                    In  addition,
                       certain school districts, hospitals and banks do not allow insurers with an
                       A.M. Best rating below certain levels to sell annuity products through their
                       institutions.

                       Policy Liabilities and Reserves

                       GALIC establishes and carries reserves  to meet
          future
                    obligations under its
                       annuity  policies.     GALIC's  $4.6   billion
          liability  for
                     accumulated
                       policyholders'  funds  at  December  31,  1994,  is
                    calculated  based  upon
                       assumptions  of future  interest rate  spreads
          expected  to be
                    realized and
                       expected mortality,  maturity and surrender  rates
          to be
                    experienced  on the
                       annuity  policies in  force.   Annuity premiums are
          recorded
                    under  GAAP as
                       increases to the  liability for accumulated
          policyholders'
                    funds rather than
                       as revenues.   Accumulated interest also increases
          this
                    liability.  Benefit
                       payments are recorded as decreases to this liability instead of as expenses.

                       Competition

                       GALIC operates in a highly competitive environment. More than
                    100 insurance
                       companies offer tax-deferred annuities.  GALIC
          competes with
                    other insurers
                       and    financial  institutions based  on  many
          factors,
                    including  ratings,
                       financial strength, reputation, service to policyholders,
                    product  design
                       (including interest rates credited), commissions and
                    service  to agents.
                       Since GALIC markets and distributes policies through

                    independent agents, it
                       must also  compete  for  agents.    Management
          believes  that
                    consistently
                       targeting   the  same   market  and   emphasizing
          service  to
                     agents  and



                       policyholders give GALIC a competitive advantage.

                       No  single insurer  dominates  the  marketplace.
          Competitors
                    include  (i)
                       individual insurers and insurance groups,  (ii)
          mutual funds
                    and (iii) other
                       financial  institutions of varying sizes, some of
          which are
                    mutual insurance
                       companies possessing  competitive advantages  in
          that  all of
                    their profits
                       inure to their policyholders, and  many of which
          possess
                    financial resources
                       substantially in excess  of those available to
          GALIC.  In a
                    broader sense,
                       GALIC  competes  for  retirement   savings  with  a
          variety
                    of   financial
                       institutions  offering  a  full  range  of financial

                    services.    Financial
                       institutions have demonstrated a growing interest in
                    marketing  investment
                       and savings products, other than traditional deposit accounts.
                    In addition,
                       recent judicial and regulatory decisions have expanded powers of financial
                       institutions in this regard. It is too early to predict
                    what  impact, if
                       any, these developments will have on GALIC.

                       Regulation

                       GALIC is subject to comprehensive regulation under
          the
                    insurance laws of the
                       States of Ohio  and California and  the other states
          in which
                    it  operates.
                       These  laws,  in  general,  require  approval  of
          the
                    particular insurance
                       regulators prior  to certain  actions such  as the
          payment  of
                    dividends  in
                       excess  of  statutory  limitations,  continuing
          service
                    arrangements  with
                       affiliates and certain  other transactions.
          Regulation  and
                    supervision are
                       administered by  a  state insurance  commissioner
          who has
                    broad  statutory
                       powers with  respect to granting  and revoking
          licenses,
                    approving  forms of
                       insurance contracts and determining types  and
          amounts of
                    business which may
                       be conducted  in light of the financial strength
          and size of
                    the particular
                       company.      State  insurance   departments
          conduct
                    periodic  financial
                       examinations  of insurance  companies.   GALIC's
          state  of
                    domicile,  Ohio,
                       requires that examinations be conducted at least every three years; its most
                       recent examination was for the three-year period ended
                    December  31, 1993.
                       State insurance laws also regulate the character of each
                    insurance company's
                       investments, reinsurance and security deposits.

                       GALIC may be required, under the solvency or
          guaranty laws of
                    most states in
                       which it does business, to pay assessments (up to
          certain
                    prescribed limits)
                       to  fund  policyholder losses  or  liabilities of
          insurance
                    companies that
                       become insolvent.   These assessments may be
          deferred or
                    forgiven under most
                       guaranty                             8
                       laws if they would threaten an insurer's financial
          strength
                    and, in certain
                       instances, may  be offset against future premium
          taxes.   The
                    incurrence and
                       amount of  such assessments have  increased in
          recent years.
                    In connection
                       with the GALIC  purchase, GALIC's costs for state
          guarantee
                    funds are set at
                       $1  million per  year  for  a five-year  period
          with  respect
                    to  insurance
                       companies in receivership, rehabilitation,
          liquidation or
                    similar situations
                       at December 31, 1992.  For any year in which GALIC
          pays more
                    than $1 million
                       to the various states, GAI will reimburse GALIC for the excess assessments.
                       For any year in which GALIC pays less than $1
          million,  AAG
                    will pay GAI the
                       difference between  $1 million and  the assessed
          amounts.
                    GALIC  paid $2.0
                       million  and $2.2  million in  assessments in  1994
          and  1993,
                    respectively.
                       Accordingly, GALIC recorded receivables from GAI of $1.0
                    million  for 1994
                       and $1.2 million for 1993.

                       The Ohio Department of Insurance is GALIC's principal
                    regulatory  agency.
                       GALIC is deemed to be "commercially domiciled" in California based on past
                       premium volume written in the state and, as a result, is
                    subject  to certain
                       provisions of the California Insurance Holding Company laws, particularly
                       those governing the payment of stockholder dividends, changes in control and
                       intercompany transactions.  An insurer's  status as
                    "commercially domiciled"
                       is determined annually under a statutory formula.
          GALIC's
                    status may change
                       in California in the future if its premium volume there
                    decreases to  below



                       20% of its overall premium volume over the most recent three years.

                       The NAIC is an organization comprised of the chief insurance regulator for
                       each of the 50 states and the  District of Columbia.
          One of
                    its major roles
                       is  to  develop  model laws  and  regulations
          affecting
                    insurance  company
                       operations and  encourage uniform  regulation
          through  the
                    adoption  of such
                       models in all states.  As part of the overall
          insurance
                    regulatory process,
                       the NAIC forms numerous task forces to review,
          analyze and
                    recommend changes
                       to a variety  of areas affecting both the operating
          and
                    financial aspects of
                       insurance companies.  Recently, increased  scrutiny
          has been
                    placed upon the
                       insurance regulatory  framework, and  a number  of
          state
                    legislatures  have
                       considered or  enacted legislative proposals  that
          alter, and
                    in  many cases
                       increase, state authority to regulate insurance companies and their holding
                       company systems.  In light of recent  legislative
                    developments, the NAIC and
                       state insurance regulators  have also become
          involved in a
                    process of  re-
                       examining existing laws and regulations and their application to  insurance
                       companies.   Legislation has  also been introduced
          in
                    Congress  which could
                       result in the federal government's assuming some role in
                    the  insurance
                       industry, although none has been enacted to date.

                       In 1990, the  NAIC began an accreditation program to
          ensure
                    that states have
                       adequate procedures in place for  effective
          insurance
                    regulation, especially
                       with respect to financial solvency.  The
          accreditation program
                    requires that
                       a state meet  specific minimum standards in  over 15
                    regulatory areas  to be
                       considered for  accreditation.   The  accreditation
          program
                    is  an  ongoing
                       process  and once  accredited,  a  state  must enact
          any  new
                    or  modified
                       standards approved by the NAIC within  two years
          following
                    adoption.  As  of
                       December  31,  1994,   44  states,  including  Ohio
          and
                    California,  were
                       accredited.

                       In December 1992, the NAIC adopted  a model law
          enacting
                    risk-based  capital
                       formulas which became effective in 1993.   The model
          law sets
                    thresholds for
                       regulatory action, and currently GALIC's capital significantly exceeds risk-
                       based capital requirements.   If  the NAIC elects
          to impose
                    more  stringent
                       risk-based capital rules in the future, GALIC's ability to pay dividends
                       could be adversely affected.

                       The current NAIC model for extraordinary dividends
          requires
                    prior regulatory
                       approval of  any dividend  that exceeds  the
          "lesser of"  10%
                    of  statutory
                       surplus or 100% of the prior year's net gain from operations.

                    The NAIC has
                       approved eight
                       alternative provisions which  may be  considered
                    "substantially similar"  to
                       the model. The NAIC model or one of the alternatives must be adopted by a
                       state in order to be accredited by the NAIC.

                       In October 1993,  Ohio revised its dividend  law to
          adopt  one
                    of the  eight
                       alternatives.   The standard  in Ohio requires  30
          days prior
                    notice of any
                       dividend which,  together with all such amounts paid
          in the
                    preceding twelve
                       months,  exceeds the  "greater of" 10% of  statutory
          surplus
                    or 100% of  the
                       prior year's net income, but not exceeding earned surplus as of  the prior
                       year-end.  The  maximum dividend permitted  by law
          is  not
                    indicative of  an
                       insurer's  actual ability  to pay  dividends,  which
          may  be
                    constrained  by
                       business and regulatory  considerations.   These
                    considerations include  the
                       impact of dividends on surplus, which could affect
          (i) an
                    insurer's ratings,
                       (ii) its competitive position and (iii) the amount of
                    premiums that can  be
                       written. Furthermore, the Ohio Insurance Department has broad discretion to
                       limit the payment of dividends by insurance companies
                    domiciled in Ohio.

                       California amended its dividend law  effective
          January 1,
                    1994, adopting one
                       of the alternative provisions approved by the NAIC.
                    Under  the  new
                       California law, approval is required for dividends which
                    exceed the "greater



                       of" 10% of statutory surplus or 100% of "net gain from
                    operations", but  not
                       exceeding earned surplus, in any twelve month period.

                       The NAIC has been considering the adoption of a model
                    investment law for
                       several years. A draft of the model law was released for
                    comment  in 1994.
                       It is not possible to predict the content of the final law.
                    However,  based
                       on the draft released in 1994, it is not expected that the final law  will
                       have a material impact on the investment activities of GALIC.

                       In 1991, the NAIC adopted additional disclosure requirements relating to the
                       marketing  and sale  of two-tier  annuities.
          Certain  states
                    have  adopted
                       regulations or interpreted existing regulations to restrict the sale of two-
                       tier annuity products or impose limitations on the terms of such products
                       that make their sale less attractive to GALIC. To date,
                    these additional
                       disclosure requirements and restrictions have not had a
                    material impact on
                       GALIC's business. The NAIC is also considering the
                    adoption of actuarial
                       guidelines with respect to two-tier annuity products. In
                    connection with
                       the sale of GALIC, GAI is obligated to neutralize the
                    financial effects  of
                       implementing any such guidelines on GALIC's statutory
                    earnings and capital,
                       except for the initial, one-time impact on GALIC's
                    statutory earnings.
                       GAI's obligations will apply only to GALIC's annuity business at the date of
                       adoption and only if the guidelines are (i) adopted prior
                    to  January 1,
                       1996, or (ii) on the NAIC agenda for adoption as of December
                    31, 1995, and
                       actually adopted on or prior to  December 31, 1996.
                    Management believes  it
                       is likely that these guidelines will be adopted by December
                    31, 1995 and
                       should not have a significant impact on GALIC's financial
                    condition.

                       Discontinued Manufacturing Operations

                       Prior  to 1993, the Company sold nearly all of its
                    manufacturing operations.
                       At December 31, 1994, the Company owned a small
                    foreign  electronic
                       components manufacturer which is being held for sale.

                       Certain  manufacturing facilities  are  still  owned
          by  the
                    Company.   See
                       "Properties" below.

                       Employees

                       As of December 31, 1994, AAG and its subsidiaries
          employed
                    approximately 440
                       persons.   None of  the employees  are represented
          by a labor
                    union.   AAG
                       believes that its employee relations are excellent.


                                                          ITEM 2

                                                        Properties

                       Location

                       In 1993, AAG and GALIC moved their offices to Cincinnati
                    from  Stamford,
                       Connecticut and Los Angeles, California, respectively.

                       AAG and GALIC rent office space in Cincinnati totaling
                    approximately 90,000
                       square feet under leases expiring in 1996 through 1999.
                    Management believes
                       that its corporate offices are generally well maintained and adequate for
                       the Company's present needs.

                       The material properties of the Company's former manufacturing operations are
                       listed below.


                       Lease



                                               Interior

                    Expiration
                           Location            Square Feet             Use

                    (if leased)
                         Discontinued operations:
                           North Adams, MA       154,000   Manufacturing
          facility
                      Owned
                           Hudson, NH            121,400   Manufacturing
          facility
                    March 2003
                           Concord, NH           113,000   Manufacturing
          facility
                      Owned
                           Hillsville, VA        102,000   Manufacturing
          facility
                      Owned
                           Ronse, Belgium         85,000   Manufacturing
          facility
                      Owned
                           Longwood, FL           60,000   Manufacturing
          facility
                      Owned
                           North Adams, MA        44,000   R & D facility

                      Owned
                           North Adams, MA        22,000   Manufacturing
          facility
                    January 1998

                       Most of the manufacturing facilities are still owned and are currently being
                       leased to companies using them for manufacturing operations.
                    The Company is
                       attempting to sell or extend leases on these facilities. In addition to the
                       facilities listed above, the Company has agreed to contribute a facility  in
                       North Adams, Massachusetts which has been vacant for several years to a not-
                       for-profit entity which intends to develop the property
                    into a  multi-
                       discipline art center.

                       Environmental Matters

                       Federal and state laws and regulations, including the federal
                    Comprehensive
                       Environmental Response, Compensation,  and Liability
          Act and
                    similar  state
                       laws, impose liability on the Company (as the
          successor to
                    Sprague)  for the
                       investigation and cleanup of hazardous substances disposed of or spilled by
                       its discontinued manufacturing operations, at facilities still owned  by the
                       Company and facilities  transferred in connection
          with the
                    sales of certain
                       operations, as well  as at  disposal sites  operated
          by third
                    parties.   In
                       addition,  the  Company  has  indemnified   the
          purchasers
                    of  its  former
                       operations for  the cost of such activities.   At
          several
                    sites, the Company
                       is conducting cleanup  activities of soil and ground
          water
                    contamination in
                       accordance  with   consent  agreements   between
          the
                    Company  and   state
                       environmental agencies.    The Company  has also
          conducted or
                    is aware  of
                       investigations at a number of other locations of its former operations  that
                       have disclosed environmental contamination that could cause the Company to
                       incur additional investigative, remedial and legal costs.
                    The Company has
                       also been identified by state and federal regulators as
                    a  potentially
                       responsible party at a number of other disposal sites.

                       Based on the costs incurred  by the Company over the
          past
                    several years and
                       discussions  with  its  independent  environmental
                    consultants,  management
                       believes that reserves  recorded are sufficient in
          all
                    material respects to
                       satisfy the known liabilities.  However, the
          regulatory
                    standards for clean-
                       up  are  continually  evolving  toward  more
          stringent
                    requirements.    In
                       addition, many of  the environmental investigations
          at the
                    Company's former
                       operating  locations and third-party sites  are
          still
                    preliminary, and where
                       clean-up plans have been proposed, they have not yet received full approval
                       from the  relevant regulatory agencies.   Further,
          the
                    presence  of Company-
                       generated wastes at third-party disposal sites exposes the
                    Company to joint
                       and several liability for the potential additional costs
                    of  cleaning up
                       wastes generated by others. Accordingly, there can be no
                    assurance that the
                       costs of environmental clean-up for the Company may not be significantly
                       higher in future years, possibly necessitating additional
                    charges.

                       The  Maine  Department of  Environmental  Protection
          has
                    issued  a proposed
                       Administrative  Consent  Agreement  and  Enforcement
          Order
                    calling  for  a
                       $328,000  fine  based  on  alleged  1991  violations
          of
                    certain  reporting
                       regulations.   The Company is  working with the
          Department  of
                    Environmental
                       Protection to resolve this matter and is negotiating the
                    amount of the fine.



                       There  are certain  other  claims involving  the
          Company,
                    including  claims
                       relating  to the  generation, disposal  or release
          into the
                    environment of
                       allegedly hazardous  substances.  In  management's
          opinion,
                    the outcome  of
                       these claims will  not, individually or  in the
          aggregate,
                    have a  material
                       adverse   effect  on  the  Company's   financial
          condition
                    or  results  of
                       operations.

                                                          ITEM 3

                                                    Legal Proceedings

                       AAG and GALIC are subject to litigation and
          arbitration in the
                    normal course
                       of business.   GALIC is not  a party to  any
          material pending
                    litigation or
                       arbitration.

                       See  "Item  2:    Properties  -  Environmental
          Matters"  for
                    a  discussion
                       concerning certain environmental claims and litigation against the Company.



                                                         PART II

                                                          ITEM 5

                                          Market for Registrant's Common
          Equity
                                             and Related Stockholder
          Matters

                       AAG's Common Stock  is listed and traded
          principally on the
                    New  York Stock
                       Exchange ("NYSE")  under  the symbol  AAG.   On
          March 1,
                    1995, there  were
                       approximately 10,000 holders of record of Common
          Stock.  The
                    following table
                       sets forth the  range of high and  low sales prices
          for the
                    Common Stock on
                       the NYSE Composite Tape.
                                                         1994
           1993

                                                     High      Low
          High
                    Low
                         First Quarter             $10.63    $8.75
          $11.38
                    $5.63
                         Second Quarter             10.00     8.38
          11.38
                    8.75
                         Third Quarter              10.00     8.88
          11.00
                    7.88
                         Fourth Quarter              9.63     8.88
          10.38
                    8.25

                       AAG's dividend  paying  capability  is  limited by
          certain
                    customary  debt
                       covenants  to  amounts  based  on   cumulative
          earnings  and
                    losses,  debt
                       repurchases, capital transactions and other  items.
          The

                    Company paid annual
                       dividends of $.06 per share in 1994 and $.05 per share in
                    1993.  Although no
                       future dividend policy has been determined, management
                    believes the Company
                       will continue to have the capability to pay similar dividend amounts.

                                                          ITEM 6

                                                 Selected Financial Data

                       The following  financial data have been summarized
          from,  and
                    should be read
                       in conjunction  with, the  Company's consolidated
          financial
                    statements  and
                       "Management's Discussion and Analysis of Financial Condition
                    and Results of
                       Operations".   The data reflects  the purchase of
          GALIC as of
                    December 31,

                       1992 (in millions, except per share amounts).

                       Operations Statement Data:           1994     1993
           1992
                    1991    1990
                       Total revenues                     $371.2   $387.2
           $3.6
                    $1.9    $0.4
                       Income (loss) from continuing
                         operations                         40.9     53.0
           (9.0)
                    (4.7)   (6.0)
                       Loss from discontinued operations    (2.6)    (9.6)
          (16.8)
                    (47.8)  (43.3)
                       Extraordinary items                  (1.7)    (3.4)
             -
                     -       -
                       Changes in accounting principle      (0.5)      -
           (3.1)
                     -       -
                       Net income (loss)                  $ 36.1   $ 40.0
          ($28.9)
                    ($52.5) ($49.3)

                       Earnings (loss) per common share:
                         Continuing operations             $1.05    $1.41
          ($0.50)
                    ($0.26) ($0.33)
                         Discontinued operations            (.07)    (.27)
           (.94)
                    (2.66)  (2.37)
                         Extraordinary items                (.05)    (.10)
             -
                     -       -
                         Changes in accounting
                           principle                        (.01)      -
           (.17)
                     -       -
                         Net income (loss)                 $0.92    $1.04
          ($1.61)
                    ($2.92) ($2.70)






                       Cash dividends per common share     $0.06    $0.05
          $0.05
                    $0.05   $0.05

                       Balance Sheet Data:
                       Total assets                     $5,089.9 $4,913.8
          $4,480.4
                    $170.1  $294.8
                       Notes payable                       183.3    225.9
          230.9
                    27.9    30.6
                       Net unrealized gains (losses)
                         included in stockholders'
                         equity                            (29.0)    56.9
           28.4
                     -       -
                       Total stockholders' equity          204.4    250.3
          186.6
                    108.5   171.8

                                                          ITEM 7

                                           Management's Discussion and
          Analysis
                                     of Financial Condition and Results of
          Operations

                       General

                       Following is a discussion and analysis of the financial
                    statements and other
                       statistical data that management believes will enhance the understanding  of
                       AAG's financial condition and results of operations.
          This
                    discussion should
                       be read in conjunction with the financial statements beginning on page F-1.

                       AAG  is organized  as a holding  company with
          nearly all of
                    its operations
                       being conducted  by Great  American Life Insurance
          Company
                    ("GALIC").   The
                       parent corporation, however, has  continuing
          expenditures for
                    administrative
                       expenses,  corporate services,  liabilities in
          connection
                    with discontinued
                       operations and, most importantly, for the payment of interest and principal
                       on borrowings.   Since its  continuing business is
          financial
                    in nature, AAG
                       does not  prepare its  consolidated  financial
          statements
                    using a  current-
                       noncurrent format.   Consequently, certain
          traditional ratios
                    and financial
                       analysis tests are not meaningful.

                       Liquidity and Capital Resources

                       Ratios   AAG's ratio of earnings to fixed charges
          was 4.0 in
                    1994 and 4.7 in
                       1993. The ratio of AAG's consolidated debt to equity
                    excluding  the effects
                       of unrealized gains and losses on stockholders' equity was
                    .79,  1.17 and
                       1.46 at December 31, 1994, 1993  and 1992,
          respectively.
                    These same  ratios
                       including the effects of unrealized gains and losses were .90,
                    .90 and 1.24,
                       respectively.

                       The National Association of Insurance Commissioners ("NAIC")
                    has  adopted a
                       model  law  enacting   risk-based  capital  ("RBC")
          formulas
                    and  setting
                       thresholds  for regulatory action.   At December 31,
          1994 and
                    1993, GALIC's
                       capital ratios significantly exceeded RBC requirements.

                       Sources and Uses of Funds AAG's ability to make payments of interest and



                       principal on its debt and other holding company costs is
                    dependent on
                       payments from GALIC in the form of capital distributions
                    and  income tax
                       payments. In 1994, AAG received $26.6 million in tax
                    allocation  payments
                       and $44.0 million in capital distributions from GALIC.

                       The amount of capital distributions which can be paid by GALIC is subject to
                       restrictions relating to  capital and surplus and
          statutory
                    net income.  In
                       addition, any dividend  or distribution paid from
          other  than
                    earned surplus
                       is considered  an extraordinary dividend  and may be
          paid
                    only  after prior
                       regulatory approval.  (See Note K to the financial
                    statements.)  The maximum
                       amount  of dividends  payable  by  GALIC in  1995
          without
                    prior  regulatory
                       approval is  approximately $49.7  million.   In
          January  1995,
                    GALIC paid  a
                       capital distribution of $16.8 million to AAG.

                       In connection with the acquisition of GALIC on December 31,
                    1992, AAG  sold
                       Common and Preferred Stock to GALIC's parent for $156 million in cash.  The
                       proceeds of those stock sales together with $230 million in new  borrowings
                       and most of the accumulated cash funds of the Company were used to purchase
                       GALIC. The total cost to acquire GALIC was approximately
                    $486  million,
                       including transaction costs and fees of $17.4 million.

                       The borrowings used to fund the GALIC acquisition were
                    repaid during 1993
                       from the sales of $125 million of 11-1/8% Senior Subordinated
                    Notes due 2003
                       and $100 million of 9-1/2% Senior Notes due 2001.

                       In 1994, AAG (i)  issued 4.0 million shares of
          Common  Stock
                    in exchange for
                       all of its Preferred Stock and $7.1 million principal amount of  its notes
                       and (ii) repurchased $70.0 million principal amount of its notes (including
                       $14 million purchased by GALIC).

                       AAG  has a  $50 million revolving  bank line  under
          which
                    $30.0  million was
                       outstanding  at  December  31, 1994  and  $25.5
          million at
                    March  1, 1995.
                       Amounts outstanding under this agreement bear interest at
                    variable rates
                       tied to either Prime or LIBOR, at the discretion of the
                    Company.  Borrowings
                       thereunder may be used for general corporate purposes. AAG has used the
                       amounts borrowed under the bank line primarily to repurchase its outstanding
                       debt.

                       AAG's revolving line  of credit matures in  1998.
          The Company
                    has no other
                       scheduled principal maturities until 2001.
          Assuming no
                    further prepayments
                       of its debt, AAG's annual interest payments will be
                    approximately $17.8
                       million in 1995,  $17.7 million  in 1996,  1997,
          1998 and
                    $15.5 million  in
                       1999.

                       Based  upon the  current level  of  operations and
                    anticipated growth,  AAG
                       believes that it will have sufficient resources to meet
                    its  liquidity
                       requirements.

                       Investments   The Ohio Insurance  Code contains
          rules
                    restricting  the types
                       and amounts  of investments  which are permissible
          for Ohio
                    life insurers.
                       These rules  are designed to  ensure the safety  and
          liquidity
                    of insurers'
                       investment portfolios.   The NAIC is considering the

                    formulation of a model
                       investment law which,  if adopted, would have  to be
                    considered by  Ohio for
                       adoption.   The  formulation is  in  the preliminary
          stages
                    and  management
                       believes its impact on AAG's operations will not be material.

                       The NAIC assigns  quality ratings to  publicly
          traded as  well
                    as  privately
                       placed  securities.   At  December 31,  1994,  94%
          of  AAG's
                    fixed maturity
                       portfolio was  comprised of  investment grade bonds
          (NAIC
                    rating of  "1" or
                       "2"). Management believes that the high credit quality of

                    AAG's investment
                       portfolio should generate a stable and predictable investment return.



                       AAG invests primarily in fixed income investments
          which,
                    including loans and
                       short-term investments, comprised over 98% of its investment portfolio  at
                       December 31, 1994.   AAG generally invests in
          securities with
                    intermediate-
                       term  maturities  with  an objective  of  optimizing
          interest
                    yields  while
                       maintaining an appropriate  relationship of
          maturities between
                    AAG's assets
                       and expected liabilities.  AAG's fixed maturity
          portfolio is
                    classified into
                       two categories:   "held to maturity" and "available
          for
                    sale".  (See Note A
                       to the financial statements.)   At December 31,
          1994,  AAG had
                    approximately
                       $279 million in net unrealized losses on its fixed
                    maturity  portfolio
                       compared to net unrealized gains of $206 million at December
                    31, 1993.  This
                       decrease, representing approximately 11% of the carrying value of AAG's bond
                       portfolio, resulted from an increase in the general level of interest rates.

                       During 1994, none of the Company's fixed maturity
                    investments  were non-
                       performing. In addition, AAG has little exposure to mortgage loans and real
                       estate, which represented only 1.5% of total assets at
                    December 31, 1994.
                       The majority of mortgage loans and real estate was purchased within the last
                       two years.

                       At December 31,  1994, AAG's mortgage-backed
          securities
                    portfolio consisted
                       primarily of collateralized mortgage obligations
          ("CMOs"),
                    which represented
                       approximately 28% of fixed maturity  investments
          compared to
                    35% at December
                       31, 1993.   As of  December 31,  1994, interest only
          (I/O),
                    principal  only
                       (P/O) and other "high risk" CMOs represented less than
                    two-tenths  of one
                       percent of total assets. AAG invests primarily in CMOs which are structured
                       to minimize prepayment risk. In addition, the majority of CMOs held by AAG were purchased at a discount
                    to par value.
                       Management believes that the structure and discounted
                    nature of  the CMOs
                       will minimize the effect of prepayments on earnings over
                    the anticipated
                       life of the CMO portfolio.

                       Substantially all of AAG's CMOs are AAA-rated by
                    Standard  &  Poor's
                       Corporation and are collateralized primarily by GNMA, FNMA and
                    FHLMC single-
                       family  residential pass-through  certificates.
          The market
                    in  which these
                       securities trade is highly liquid. Aside from interest rate risk,  AAG does
                       not believe a material risk (relative to earnings or
                    liquidity) is  inherent
                       in holding such investments.

                       Results of Operations

                       General  GALIC  was acquired by AAG  on December 31,
          1992;
                    accordingly, its
                       results are not included in the Company's statement of
                    operations  prior to
                       1993. Following is a condensed statement of operating
                    earnings, excluding
                       realized gains and losses and the 1993 provision for
                    relocation expense (in
                       millions):


           1994

                    1993
                           Operating revenues
          $371.3
                    $351.7
                           Operating expenses:
                             Benefits to annuity policyholders
          (241.9)
                    (228.6)
                             Interest and other debt expenses
          (21.4)
                    (22.6)
                             Amortization of DPAC
           (7.1)
                    (14.7)
                             Other expenses
          (37.6)
                    (33.3)

          (308.0)
                    (299.2)
                           Operating earnings before taxes
           63.3
                    52.5
                           Income tax expense
           22.3
                    17.4
                               Net operating earnings
          $ 41.0

                    $ 35.1

                       Net operating  earnings  for 1994  were  up 17%
          from  1993.
                    Increases  in
                       interest  margins   and  growth  in  invested
          assets
                    contributed  to  the
                       improvement. While net operating earnings is not considered an alternative



                       to  net income  as an  indication of  AAG's overall
                    performance, management
                       believes that it is helpful in comparing the operating
                    performance of AAG
                       and other similar companies.

                       Annuity receipts for GALIC were as follows (in millions):


           1994
                    1993
                           Flexible Premium Deferred Annuities:
                             First year
           $ 39
                    $ 47
                             Renewal
            208
                     223

            247
                     270
                           Single Premium Deferred Annuities
            196
                     130
                                  Total annuity receipts
           $443
                    $400

                       GALIC's annuity receipts  in 1994 increased  10.6%
          over 1993
                    due to  strong
                       growth in sales of single premium products.

                       All of GALIC's products are fixed rate annuities which
                    permit  GALIC to
                       change the crediting rate at any time (subject to minimum
                    interest  rate
                       guarantees of 3% to 4% per annum). As a result, management has been able to
                       react to changes in interest rates and maintain a desired
                    interest  rate
                       spread with little or no effect on persistency.

                       Net Investment Income   Net investment income
          increased 5% in
                    1994 over 1993
                       due primarily to an increase in the Company's average
                    invested  asset base.
                       Investment income is reflected net of investment expenses of
                    $4.9 million in
                       1994 and 1993.

                       Realized Gains   Individual securities are sold from
          time to
                    time as market
                       opportunities appear to present optimal situations under
                    AAG's  investment
                       strategies.

                       Equity  in Net Loss of Affiliate  Equity in net loss
          of
                    affiliate represents
                       AAG's proportionate  share of Chiquita's  losses.
          Chiquita
                    reported  a loss
                       before extraordinary item for 1994 of $49 million compared to a  loss of $51
                       million for  1993.   The loss  in 1994  reflected
          higher
                    costs and  charges
                       related to (i) farm closings and write-downs of banana
                    cultivations
                       following an unusually severe strike in Honduras, and (ii)
                    a substantial
                       reduction of Chiquita's banana trading operations in Japan.
                    These charges
                       were partially offset by improved results from Chiquita's meat operations as
                       well as a higher average worldwide price for bananas.
                    Chiquita's  loss in
                       1993 was attributed primarily to a multi-year investment
                    spending  program
                       and the ongoing impact of its restructuring and cost reduction efforts.

                       Benefits  to  Annuity  Policyholders    Benefits  to
          annuity
                    policyholders
                       increased 6%  in 1994  over 1993  primarily due  to
          an
                    increase in  average
                       annuity policyholder  funds accumulated.   The rate
          at which
                    GALIC credits
                       interest on annuity policyholders' funds is subject to
                    change based  on
                       management's judgment of market conditions.

                       Interest  on Borrowings  and Other  Debt  Expenses
          Interest
                    on  borrowings
                       decreased 5% in 1994 from 1993 due to repurchases of debt
                    during 1994.  (See
                       Note E to the financial statements.)

                       Amortization  of   Deferred  Policy   Acquisition
          Costs
                    ("DPAC")     DPAC
                       (principally  commissions, advertising,
          underwriting,  policy
                    issuance  and
                       sales expenses that vary with and are primarily related to the production of
                       new business) amortization in 1994 decreased 52% from 1993.

                    This decrease
                       reflects reviews during 1993 and 1994 of DPAC
          assumptions,
                    which resulted in
                       updating  certain factors,  primarily  the  time
          frame  over
                    which DPAC  is
                       amortized.   The time  frame was  extended to  more
          accurately
                    reflect  the



                       estimated lives of policies and the expected gross profits resulting from
                       these policies. Estimates of lives and expected gross
                    profits were refined
                       based on actual experience of the Company by product line.

                       Provision for  Relocation Expenses   In 1993, GALIC
          relocated
                    its corporate
                       offices from Los Angeles to Cincinnati; the estimated pretax cost  of this
                       move ($8.0 million) was included in 1993 continuing
                    operations.

                       Also in 1993, AAG relocated its corporate offices from
                    Stamford, Connecticut
                       to Cincinnati; the estimated cost of this relocation and
                    related shutdown
                       and severance costs ($5.0 million) was provided for in
                    discontinued
                       operations in 1992.

                       Other Operating and General Expenses Other operating and
                    general expenses
                       increased 13%  in 1994 compared to  1993.
          Additional costs
                    for information
                       systems, communications, rent and new distribution networks were partially
                       offset by lower employee costs. The 1993 employee costs were unusually high
                       due to the temporary staff required for the relocation of
                    operations from
                       Los Angeles to Cincinnati.

                       Discontinued Operations   The Company has sold
          virtually all
                    of its  former
                       manufacturing businesses. A small Belgium based subsidiary continues to be
                       held for sale along with certain properties, many of which are  currently
                       leased to companies using them for manufacturing operations.

                       The  Company  has  certain  obligations  related  to
          its
                    former   business
                       activities.   Among  these obligations  are  the
          funding  of
                    pension  plans,
                       environmental costs, settlement of government
          claims, lease
                    payments for two
                       former  plant  sites,   certain  retiree   medical
          benefits,
                    and   certain
                       obligations associated with the sales of the Company's
                    manufacturing
                       operations. (See Note G to the financial statements.)

                       While it is difficult to estimate future environmental
                    investigative,
                       remedial and legal costs accurately, management believes
                    the remaining
                       aggregate cost at all sites for which it has responsibility will  range from
                       $8.6 million to  $14.0 million at December 31, 1994.

                    Management's estimate
                       of  this range at year end 1993 was $10 million to
          $15
                    million.  The reserve
                       for environmental related costs was $11.7 million at
                    December 31, 1994 and
                       $10.6 million at December 31, 1993.

                       Regulatory  standards  for clean-up  are
          continuously
                    evolving  toward more
                       stringent  requirements.    Changes  in  regulatory
          standards
                    and  further
                       investigations (many of which are still preliminary)
          at the
                    Company's former
                       operating locations  and third-party sites  could
          affect
                    estimated  costs in
                       the future. Management believes, based on the costs incurred by the Company
                       over  the   past  several  years   and  discussions
          with
                    its  independent
                       environmental consultants, that reserves recorded are
                    sufficient to satisfy
                       the known liabilities and that the ultimate cost will not, individually  or
                       in the aggregate, have a material adverse effect on the
                    financial condition
                       or results of operations of AAG.

                       In 1991,  the Company  identified  possible
          deficiencies  in
                    procedures  for
                       reporting quality assurance  information to  the
          Defense
                    Electronics  Supply
                       Center  ("DESC")  with   respect  to  the  Company's
           former
                    manufacturing
                       operations.  Over  the last several years,  the
          Company has
                    been  engaged in
                       negotiations   with  the  United  States  Government
          with
                    respect  to  the
                       settlement of claims the Government might have arising out of the reporting
                       deficiencies.   Based  on these  negotiations, the
          Company
                    believed  it had
                       sufficient  reserves to  cover the  estimated
          settlement
                    amount.   In March
                       1995,  the  Company  received notification  from
          the
                    Government indicating
                       additional  reporting  deficiencies.   The  Company
          is  in
                    the  process  of



                       evaluating this information and is unable to
          ascertain the
                    validity of these
                       new claims  or the  amounts involved.   It  is
          impossible  to
                    determine  the
                       impact, if any, of these alleged claims on the Company and its financial
                       condition.

                       Extraordinary Items  In 1994, AAG repurchased $77.1
          million
                    principal amount
                       of its  notes, realizing a pretax loss of  $1.5
          million ($1.0
                    million net of
                       tax).  In addition,  AAG recorded a pretax charge of
          $1.1
                    million ($700,000
                       net  of  tax),   representing  AAG's   proportionate
          share
                    of   Chiquita's
                       extraordinary loss on the retirement of certain of its debt in the first
                       quarter of 1994.

                       In 1993, AAG prepaid its bank term loan and wrote off $5.2 million ($3.4
                       million net of tax) of related unamortized debt issuance
                    costs.

                       Accounting Changes  Effective January  1, 1994, AAG
                    implemented Statement of
                       Financial Accounting Standards ("SFAS") No. 112, "Employers'
                    Accounting for
                       Postemployment  Benefits",  and   recorded  a
          pretax  charge
                    of  $740,000
                       ($481,000, net of tax) for the projected future costs of
                    providing certain
                       benefits to employees of GALIC.

                       Effective January  1, 1992,  AAG implemented SFAS
          No. 106,
                    "Accounting for
                       Postretirement Benefits Other Than Pensions", and recorded a provision  of
                       $3.1 million for the projected future costs of providing
                    postretirement
                       benefits to retirees in its discontinued manufacturing
                    operations.

                       New  Accounting  Standard  to  be  Implemented
          The
                    Financial  Accounting
                       Standards Board ("FASB")  has issued SFAS No. 114,
                    "Accounting by Creditors
                       for Impairment of a Loan", which is scheduled to become
                    effective in 1995.
                       Implementation of this standard is not expected to have a
                    material effect on
                       AAG.

                                                          ITEM 8

                                       Financial Statements and
          Supplementary Data

                         PAGE

                       Reports of Independent Auditors

                    F-1

                       Consolidated Balance Sheet:
                         December 31, 1994 and 1993

                    F-2

                       Consolidated Statement of Operations:
                         Years Ended December 31, 1994, 1993 and 1992

                    F-3

                       Consolidated Statement of Changes in Stockholders'
          Equity:
                         Years Ended December 31, 1994, 1993 and 1992

                       Consolidated Statement of Cash Flows:
                         Years Ended December 31, 1994, 1993 and 1992

                    F-5


                       Notes to Consolidated Financial Statements

                    F-6

                       "Selected Quarterly Financial Data" has been included in
                    Note  M to  the
                       Consolidated Financial Statements.



                                                         PART III

                       The information required by the following Items will
          be
                    included in American
                       Annuity's  definitive  Proxy  Statement  for  the
          1995
                    Annual  Meeting  of
                       Stockholders which will be filed with the Securities and
                    Exchange Commission
                       within 120 days of the Company's fiscal year end and is
                    herein incorporated
                       by reference:

                       ITEM 10              Directors and Executive
          Officers of the
                    Registrant


                       ITEM 11              Executive Compensation


                       ITEM 12              Security Ownership of Certain
          Beneficial
                    Owners and
                                              Management


                       ITEM 13              Certain Relationships and
          Related
                    Transactions

                                              REPORT OF INDEPENDENT
          AUDITORS

                       Board of Directors
                       American Annuity Group, Inc.

                       We have audited the accompanying consolidated balance sheets of American
                       Annuity Group, Inc. and subsidiaries as of December 31, 1994 and 1993, and
                       the related consolidated statements of operations, changes in stockholders'
                       equity and cash flows for each of the three years in the
                    period ended
                       December 31, 1994. Our audits also included the financial
                    statement
                       schedules listed in the Index at Item 14(a). These financial statements and
                       schedules are the responsibility of the Company's management.
                    Our
                       responsibility is to express an opinion on these financial statements and
                       schedules based on our audits.

                       We conducted our audits in accordance with generally accepted auditing
                       standards. Those standards require that we plan and perform the audit to
                       obtain reasonable assurance about whether the financial
                    statements are free
                       of material misstatement. An audit includes examining, on a test basis,
                       evidence supporting the amounts and disclosures in the
                    financial statements.
                       An audit also includes assessing the accounting principles used and
                       significant estimates made by management, as well as
                    evaluating the overall
                       financial statement presentation. We believe that our audits provide a
                       reasonable basis for our opinion.

                       In our opinion, the consolidated financial statements referred to above
                       present fairly, in all material respects, the consolidated financial
                       position of American Annuity Group, Inc. and subsidiaries at
                    December 31,
                       1994 and 1993, and the consolidated results of their
                    operations and their
                       cash flows for each of the three years in the period ended
                    December 31,
                       1994, in conformity with generally accepted accounting
                    principles.  Also, in
                       our opinion, the related financial statement schedules, when considered in
                       relation to the basic financial statements taken as a whole, present fairly
                       in all material respects the information set forth therein.

                       As discussed in Note A to the consolidated financial
                    statements, the Company
                       made certain accounting changes in 1994, 1993 and 1992.







          Ernst &
                    Young LLP


                       Cincinnati, Ohio
                       March 13, 1995

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                                CONSOLIDATED BALANCE SHEET
                                                  (Dollars in millions)


          December
                    31,

          1994
                    1993
                       ASSETS
                         Investments:
                           Fixed maturities:
                             Held to maturity - at amortized cost
                              (market - $3,062.4 and $2,751.9)
          $3,273.7
                    $2,633.2
                             Available for sale - at market
                              (amortized cost - $1,326.4 and $1,667.0)
          1,258.6
                    1,754.5
                           Equity securities - at market
                              (cost - $10.7 and $12.8)
          21.7
                    25.9
                           Investment in affiliate
          20.8
                    25.2
                           Mortgage loans on real estate
          47.2
                    52.1
                           Real estate, net of accumulated
                             depreciation of $4.9 and $4.6
          28.0
                    26.1
                           Policy loans
          185.5
                    166.6
                           Short-term investments
          26.0
                    57.0
                             Total investments
          4,861.5
                    4,740.6






                         Cash
          36.7
                    15.0
                         Accrued investment income
          77.7
                    66.9
                         Deferred policy acquisition costs, net
          65.1
                    39.2
                         Other assets
          48.9
                    52.1
                             Total assets
          $5,089.9
                    $4,913.8

                       LIABILITIES AND STOCKHOLDERS' EQUITY
                         Annuity policyholders' funds accumulated
          $4,618.1
                    $4,256.7
                         Notes payable
          183.3
                    225.9
                         Payable for securities purchased
          -
                    68.0













                         Payable to affiliates, net
          1.2
                    28.3
                         Accounts payable, accrued expenses and other
                           liabilities
          82.9
                    84.6
                             Total liabilities
          4,885.5
                    4,663.5


                         Series A Preferred Stock
                           (redemption value - $45.0)
          -
                    29.9
                         Common Stock, $1 par value
                           -100,000,000 shares authorized
                           -39,141,080 and 35,097,447
                              shares outstanding
          39.1
                    35.1
                         Capital surplus
          330.8
                    301.0
                         Retained earnings (deficit)
          (136.5)
                    (172.6)
                         Unrealized gains (losses)
                           on marketable securities, net
          (29.0)
                    56.9

                             Total stockholders' equity
          204.4
                    250.3
                             Total liabilities and
                               stockholders' equity
          $5,089.9
                    $4,913.8

                       See Notes to Consolidated Financial Statements.


                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF
          OPERATIONS
                                         (In millions, except per share
          amounts)

                                                                   Year
          ended
                    December 31,
                                                                   1994
          1993
                    1992
                       Revenues:
                         Net investment income                   $371.8
          $353.3   $













                    3.6
                         Realized gains (losses) on sales
                           of investments                          (0.1)
          35.5
                    -
                         Equity in net loss of affiliate           (2.8)
          (2.9)
                    -
                         Other income                               2.3
          1.3
                    -
                                                                  371.2
          387.2
                    3.6
                       Costs and Expenses:
                         Benefits to annuity policyholders        241.9
          228.6
                    -
                         Interest on borrowings and other
                           debt expenses                           21.4
          22.6
                    -
                         Amortization of deferred policy
                           acquisition costs                        7.1
          14.7
                    -
                         Provision for GALIC relocation expenses     -
          8.0
                    -
                         Other operating and general expenses      37.6
          33.3
                    12.1
                                                                  308.0
          307.2
                    12.1
                       Income (loss) from continuing operations
                         before income taxes                       63.2
          80.0
                    (8.5)
                       Provision for income taxes                  22.3
          27.0
                    0.5

                       Income (loss) from continuing operations    40.9
          53.0
                    (9.0)






                       Discontinued operations, net of tax         (2.6)
          (9.6)
                    (16.8)

                       Income (loss) before extraordinary items
                         and cumulative effect of accounting
                         changes                                   38.3
          43.4
                    (25.8)

                       Extraordinary items, net of tax             (1.7)
          (3.4)
                    -
                       Cumulative effect of accounting changes,
                         net of tax                                (0.5)
           -
                    (3.1)

                       Net Income (Loss)                         $ 36.1   $
          40.0  ($
                    28.9)


                         Preferred Dividend Requirement             0.9
          3.6
                    -













                         Net income (loss) applicable
                           to Common Stock                       $ 35.2   $
          36.4  ($
                    28.9)


                         Average Common Shares outstanding         38.1
          35.1
                    18.0


                       Earnings (loss) per common share:
                         Continuing operations                    $1.05   $
          1.41  ($
                    .50)
                         Discontinued operations                   (.07)
          (.27)
                    (.94)
                         Extraordinary items                       (.05)
          (.10)
                    -
                         Cumulative effect of accounting changes   (.01)
           -
                    (.17)
                         Net income (loss)                        $0.92   $
          1.04  ($
                    1.61)

                       See Notes to Consolidated Financial Statements.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                CONSOLIDATED STATEMENT OF CHANGES IN
          STOCKHOLDERS'
                    EQUITY



                                                      (In millions)

                                                                   Year






          ended
                    December 31,
                                                                   1994
          1993
                    1992
                       Preferred Stock:
                         Balance at beginning of period          $ 29.9   $
          29.4   $
                    -
                         Exchanged for common stock               (30.0)
           -
                    -
                         Issued during the period                    -
           -
                    29.4
                         Accretion of discount                      0.1
          0.5
                    -
                           Balance at end of period              $   -    $
          29.9   $
                    29.4













                       Common Stock:
                         Balance at beginning of period          $ 35.1   $
          35.1   $
                    20.5
                         Issued during the period                   4.0
           -
                    18.6
                         Retirement of treasury stock                -
           -
                    (4.0)
                           Balance at end of period              $ 39.1   $
          35.1   $
                    35.1

                       Capital Surplus:
                         Balance at beginning of period          $301.0
          $306.3
                    $297.5
                         Common stock issued during the period     33.0
           -
                    93.9
                         Common dividends declared                 (2.3)
          (1.7)
                    -
                         Preferred dividends declared              (0.8)
          (3.1)
                    -
                         Accretion of preferred stock discount     (0.1)
          (0.5)
                    -
                         Proceeds in excess of fair value of
                           preferred stock                           -
           -
                    15.6
                         Retirement of treasury stock                -
           -
                    (20.6)
                         Excess of purchase price over GALIC's
                           net assets                                -
           -
                    (79.2)
                         Other                                       -
           -
                    (0.9)
                           Balance at end of period              $330.8
          $301.0
                    $306.3






                       Retained Earnings (Deficit):
                         Balance at beginning of period         ($172.6)
          ($212.6)
                    ($183.7)
                         Net income (loss)                         36.1
          40.0
                    (28.9)
                           Balance at end of period             ($136.5)
          ($172.6)
                    ($212.6)

                       Treasury Stock:
                         Balance at beginning of period          $   -    $
           -   ($
                    24.1)
                         Treasury stock acquired                     -
           -
                    (0.5)
                         Retirement of treasury stock                -
           -
                    24.6
                           Balance at end of period              $   -    $
           -    $
                    -

                       Unrealized Gains (Losses), Net:
                         Balance at beginning of period          $ 56.9   $
          28.4   $













                    -
                         Change during period                     (85.9)
          28.5
                    28.4
                           Balance at end of period             ($ 29.0)  $
          56.9   $
                    28.4

                       Pension Adjustment:
                         Balance at beginning of period          $   -    $
           -   ($
                    1.7)
                         Change during period                        -
           -
                    1.7
                           Balance at end of period              $   -    $
           -    $
                    -


                       See Notes to Consolidated Financial Statements.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF CASH
          FLOWS
                                                      (In millions)




                                                                   Year
          ended
                    December 31,
                                                                   1994
          1993
                    1992
                       Cash Flows from Operating Activities:
                       Net income (loss)                         $ 36.1   $






          40.0  ($
                    28.9)
                       Adjustments:
                         Discontinued operations                    2.6
          9.6
                    16.8
                         Loss on retirement of debt                 1.7
          3.4
                    -
                         Cumulative effect of accounting changes    0.5
           -
                    3.1
                         Benefits to annuity policyholders        241.9
          228.6
                    -
                         Amortization of deferred policy
                           acquisition costs                        7.1
          14.7
                    -
                         Equity in net losses of affiliate          2.8
          2.9
                    -
                         Depreciation and amortization              0.3
          0.9
                    -













                         Realized (gains) losses on investing
                           activities                               0.1
          (35.5)
                    -
                         Increase in accrued investment income    (10.1)
          (13.9)
                    -
                         Increase in deferred policy
                           acquisition costs                      (30.5)
          (28.0)
                    -
                         Change in amounts due affiliates          23.2
          32.6
                    -
                         Decrease (increase) in other assets        0.7
          (2.3)
                    -
                         Decrease in other liabilities            (14.9)
          (19.3)
                    -
                         Other, net                                 0.9
          (0.4)
                    (39.3)
                                                                  262.4
          233.3
                    (48.3)
                       Cash Flows from Investing Activities:
                         Purchases of and additional
                           investments in:
                           Fixed maturity investments
          (1,189.2)(2,015.1)
                    -
                           Equity securities                       (0.7)
          (5.6)
                    -
                           Real estate, mortgage loans and
                             other assets                         (27.9)
          (59.3)
                    -
                           Subsidiaries and affiliates            (14.0)
           -
                    (216.6)
                         Maturities and redemptions of fixed
                           maturity investments                   238.2
          379.2
                    -
                         Sales of:






                           Fixed maturity investments             621.9
          1,202.0
                    -
                           Equity securities                        4.8
          30.6
                    -
                           Real estate, mortgage loans and
                             other assets                          27.2
          2.5
                    -
                           Discontinued operations                   -
           -
                    130.8
                         Increase in policy loans                 (16.1)
          (8.1)
                    -
                         Other, net                                  -
          2.9
                    -
                                                                 (355.8)
          (470.9)
                    (85.8)
                       Cash Flows from Financing Activities:
                         Annuity receipts                         442.7
          400.1
                    -
                         Annuity benefits and withdrawals        (321.0)
          (337.9)
                    -













                         Additions to notes payable                34.7
          225.0
                    230.0
                         Reductions of notes payable              (69.2)
          (230.0)
                    (27.9)
                         Issuance of common stock                    -
           -
                    111.3
                         Issuance of preferred stock                 -
           -
                    45.0
                         Repurchase of common stock                  -
           -
                    (0.5)
                         Cash dividends paid                       (3.1)
          (4.1)
                    (0.9)
                                                                   84.1
          53.1
                    357.0

                       Net increase (decrease) in cash and
                         short-term investments                    (9.3)
          (184.5)
                    222.9

                       Beginning cash and short-term investments   72.0
          256.5
                    33.6
                       Ending cash and short-term investments   $  62.7   $
          72.0
                    $256.5

                       See Notes to Consolidated Financial Statements.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                        NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS

                       A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                       Basis of Presentation The accompanying consolidated financial statements
                       include the accounts of American Annuity Group, Inc. and its subsidiaries
                       ("AAG" or "the Company"). Intercompany transactions and
                    balances are
                       eliminated in consolidation.  Certain
          reclassifications have
                    been made to
                       prior periods to conform to the current year's presentation.

                       American Financial Corporation and subsidiaries ("AFC") owned
                    31,319,629
                       shares (80%) of AAG's Common Stock at December 31,
          1994.

                       The acquisition of Great American Life Insurance
          Company
                    ("GALIC"), a
                       subsidiary of AFC, on December 31, 1992, was recorded as a transfer of net
                       assets between companies under common control. As a result, the net assets
                       of GALIC were recorded by AAG at AFC's historical basis and the excess
                       consideration paid over AFC's historical basis was treated as a reduction of
                       common stockholders' equity.  The results of GALIC's
                    operations have been
                       included in AAG's consolidated financial statements since its acquisition.

                       Investments When available, fair values for investments are based on prices
                       quoted in the most active market for each security. If quoted prices are
                       not available, fair value is estimated based on present
                    values, fair values
                       of comparable securities, or similar methods.

                       AAG implemented Statement of Financial Accounting
          Standards
                    ("SFAS") No.
                       115, "Accounting for Certain Investments in Debt and
          Equity
                    Securities",
                       beginning December 31, 1993. This standard requires that (i)
                    debt
                       securities be classified as "held to maturity" and reported at amortized
                       cost if AAG has the positive intent and ability to hold them to maturity,
                       (ii) debt and equity securities be classified as "trading" and reported at
                       fair value, with unrealized gains and losses included in
                    earnings, if they
                       are bought and held principally for selling in the near term and (iii) debt
                       and equity securities not classified as held to maturity or trading be
                       classified as "available for sale" and reported at fair value, with
                       unrealized gains and losses reported as a separate component of
                       stockholders' equity. Only in certain limited circumstances, such as
                       significant issuer credit deterioration or if required by
                    insurance or other
                       regulators, may a company change its intent to hold a certain security to
                       maturity without calling into question its intent to hold
                    other debt
                       securities to maturity in the future.

                       Short-term investments are carried at cost; mortgage loans on real estate
                       are generally carried at amortized cost; policy loans are
                    stated at the
                       aggregate unpaid balance.  Carrying amounts of these
                    investments approximate
                       their fair value.

                       Gains or losses on sales of securities are recognized at the time of
                       disposition with the amount of gain or loss determined on the specific
                       identification basis. When a decline in the value of a
                    specific investment
                       is considered to be other than temporary, a provision for
                    impairment is
                       charged to earnings and the carrying value of that investment is reduced.
                       Premiums and discounts on mortgage-backed securities are
                    amortized over
                       their expected average lives using the interest method.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       Investment in Affiliate  AAG's investments in equity
                    securities of companies
                       that are 20% to 50% owned by AFC and its subsidiaries are
                    carried at cost,
                       adjusted for a proportionate share of their undistributed
                    earnings or
                       losses.

                       Deferred Policy Acquisition Costs ("DPAC") DPAC (principally commissions,
                       advertising, underwriting, policy issuance and sales expenses that vary with
                       and are primarily related to the production of new business)
                    is deferred and
                       amortized, with interest, in relation to the present value of expected gross
                       profits on the policies. These gross profits consist
                    principally of net
                       investment income and future surrender charges, less interest on
                       policyholders' funds and future policy
          administration
                    expenses.  DPAC is
                       reported net of unearned revenue relating to certain policy charges that
                       represent compensation for future services. These unearned revenues are
                       recognized as income using the same assumptions and factors used to amortize
                       DPAC.

                       To the extent that unrealized gains (losses) from securities classified as
                       "available for sale" would result in adjustments to DPAC,
                    unearned revenues
                       and policyholder liabilities had those gains
          (losses) actually
                    been
                       realized, such balance sheet amounts are adjusted, net of
                    deferred taxes.

                       Annuity Policyholders' Funds Accumulated Annuity receipts and benefit
                       payments are generally recorded as increases or decreases in
                    "annuity
                       policyholders' funds accumulated" rather than as revenue and expense.
                       Increases in this liability for interest credited are charged to expense and
                       decreases for surrender charges are credited to other income.

                       Income Taxes  As of December 31, 1992, AAG and its
          80%-owned
                    U.S.
                       subsidiaries were consolidated with AFC for federal income tax purposes.

                       AAG and GALIC have separate tax allocation agreements with AFC which
                       designate how tax payments are shared by members of the tax group.  In
                       general, both companies compute taxes on a separate return basis.  GALIC is
                       obligated to make payments to (or receive benefits from) AFC based on
                       taxable income without regard to temporary differences. In accordance with
                       terms of AAG's indentures, AAG receives GALIC's tax allocation payments for
                       the benefit of AAG's deductions arising from current
                    operations.  If GALIC's
                       taxable income (computed on a statutory accounting basis)
                    exceeds a current
                       period net operating loss of AAG, the taxes payable by GALIC associated with
                       the excess are payable to AFC. If the AFC tax group utilizes any of AAG's
                       net operating losses or deductions that originated prior to
                    1993, AFC will
                       pay to AAG an amount equal to the benefit received.

                       Effective January 1, 1992, the Company implemented
          SFAS No.
                    109, "Accounting
                       for Income Taxes". As permitted under the Statement, AAG's prior year
                       financial statements have not been restated and no adjustment was necessary
                       for the cumulative effect of the change. Under SFAS No. 109, the liability
                       method used in accounting for income taxes is less restrictive than the
                       liability method under SFAS No. 96, previously used by the
                    Company.  The
                       provisions of SFAS No. 109 allow AAG to recognize deferred tax assets if it
                       is more likely than not that a benefit will be realized.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       Deferred income tax assets and liabilities are determined
                    based on
                       differences between financial reporting and tax bases and are measured using
                       enacted tax rates. Current and deferred tax assets and
                    liabilities are
                       aggregated with other amounts receivable from or payable to affiliates.

                       Debt Issuance Costs Debt expenses are amortized over the
                    terms of the
                       respective borrowings on the interest method.

                       Statement of Cash Flows For cash flow purposes, "investing activities" are
                       defined as making and collecting loans and acquiring and
                    disposing of debt
                       or equity instruments and property and equipment. "Financing activities"
                       include annuity receipts, benefits and withdrawals and
                    obtaining resources
                       from owners and providing them with a return on their
                    investments.  All
                       other activities are considered "operating".
          Short-term
                    investments having
                       original maturities of three months or less when purchased are considered to
                       be cash equivalents for purposes of the financial statements.

                       Benefit Plans  AAG sponsors an Employee Stock
          Ownership
                    Retirement Plan
                       ("ESORP") covering all employees who are qualified as to age and length of
                       service. The ESORP, which invests primarily in securities of
                    AAG, is a
                       trusteed, noncontributory plan for the benefit of the
                    employees of AAG and
                       its participating subsidiaries.  Contributions are
                    discretionary by the
                       directors of AAG and are charged against earnings in the year for which they
                       are declared. Qualified employees having vested rights in the plan are
                       entitled to benefit payments at age 60.

                       AAG and certain of its subsidiaries provide health care and life insurance
                       benefits to eligible retirees. Effective January 1, 1992, AAG implemented
                       SFAS No. 106, "Accounting for Postretirement
          Benefits Other
                    Than Pensions".
                       This standard requires companies to expense projected future costs of
                       providing benefits as employees render service.

                       Effective January 1, 1994, AAG implemented SFAS No.
          112,
                    "Employers'
                       Accounting for Postemployment Benefits" which covers benefits provided to
                       former or inactive employees (primarily those on disability)
                    who were not
                       deemed retired under other company plans. This standard
                    requires companies
                       to accrue the projected future cost of providing
                    postemployment benefits
                       instead of recognizing an expense for these benefits when
                    paid.  The
                       implementation of SFAS No. 112 did not have a material effect on AAG's
                       financial position or results of operations.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       B.  INVESTMENTS

                       Fixed maturity investments at December 31, consisted
          of the
                    following (in
                       millions):
                                                                       1994
                                                                  Held to
          Maturity
                                                        Amortized    Market
          Gross
                    Unrealized
                                                             Cost     Value
          Gains
                      Losses
                         U. S. Government and government
                           agencies and authorities     $      -  $      -
          $   -
                    $    -
                         Public utilities                  461.2     424.0
           0.8
                     (38.0)
                         Mortgage-backed securities        721.0     657.9
           0.1
                     (63.2)
                         All other corporate             2,091.5   1,980.5
           6.7
                    (117.7)
                                                        $3,273.7  $3,062.4
          $ 7.6
                    ($218.9)


                                                                       1994
                                                                 Available
          for Sale
                                                        Amortized    Market
          Gross
                    Unrealized
                                                             Cost     Value
          Gains
                      Losses
                         U. S. Government and government
                           agencies and authorities    $   130.3    $125.3
          $0.1
                    ($  5.1)
                         Public utilities                   66.2      63.7
           0.2
                       (2.7)
                         Mortgage-backed securities        604.6     564.8
           0.7
                      (40.5)

                         All other corporate               525.3     504.8
           2.2
                      (22.7)
                                                        $1,326.4  $1,258.6
          $3.2
                     ($71.0)


                                                                       1993
                                                                  Held to
          Maturity
                                                        Amortized    Market
          Gross
                    Unrealized
                                                             Cost     Value
          Gains
                      Losses
                         U. S. Government and government
                           agencies and authorities    $        -  $      -
          $    -
                        $  -
                         Public utilities                   412.4     425.5
           16.8
                       (3.7)
                         Mortgage-backed securities         487.8     496.3
           11.5
                       (3.0)
                         All other corporate              1,733.0   1,830.1
          100.9
                       (3.8)

                                                         $2,633.2  $2,751.9
          $129.2
                     ($10.5)

                                                                       1993
                                                                 Available
          for Sale
                                                        Amortized    Market
          Gross
                    Unrealized
                                                             Cost     Value
          Gains
                      Losses
                         U. S. Government and government
                           agencies and authorities     $    54.5  $   56.0
          $ 1.5
                       $ -
                         Public utilities                   123.9     128.8
            4.9
                         -
                         Mortgage-backed securities       1,014.5   1,062.0
           47.5
                         -
                         All other corporate                474.1     507.7
           33.6
                         -
                                                         $1,667.0  $1,754.5
          $87.5
                       $ -


                       "Investing activities" related to fixed maturity investments during 1994
                       included in AAG's Consolidated Statement of Cash
          Flows
                    consisted of the
                       following:

                                                             Held to
          Available
                                                             Maturity for
          Sale
                    Total
                                   Purchases                 ($713.6)
          ($475.6)
                    ($1,189.2)

                                   Maturities and paydowns      54.8
          183.4
                    238.2
                                   Sales                         5.6
          616.3
                    621.9
                                   Gross Gains                   0.8
          7.9
                    8.7
                                   Gross Losses                 (1.0)
          (9.8)
                    (10.8)

                       Certain securities classified as "held to maturity" were sold for a loss of
                       $0.6 million in 1994 due to deterioration in the issuer's
                    creditworthiness.
                       Gross gains of $45.3 million and gross losses of $11.0 million were realized
                       on sales of fixed maturity investments during 1993.

                       The table below sets forth the scheduled maturities of AAG's fixed maturity
                       investments based on carrying value as of December
          31:

          1994

                                                                Held to
          Available
                           1993
                            Maturity                            Maturity
          for Sale
                    Total     Total
                         One year or less                            *
            *
                    *         *
                         After one year through five years          14%
            1%
                    15%       10%
                         After five years through ten years         36
            8
                    44        43
                         After ten years                             7
            6
                    13        12
                                                                    57
           15
                    72        65
                         Mortgage-backed securities                 16
           12
                    28        35
                                                                    73%
           27%
                    100%      100%
                    [FN]
                         * less than 1%

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued

                       Distribution based on market value is generally the same.

                    Mortgage-backed
                       securities had an expected average life of approximately 8-1/2 years at
                       December 31, 1994.

                       The carrying values of investments in any entity or
                    mortgage-backed
                       security, ("MBS") in excess of 10% of stockholders' equity at
                    December 31,
                       1994, other than investments in affiliates and investments issued or
                       guaranteed by the U.S. Government or government agencies, were as follows
                       (in millions):

                         Fixed Maturities
                         Issuer                          Amount  Issuer

                      Amount
                         General Electric Capital MBS     $58.3  Cargill
          Inc ESOP
                    Series  $25.0

                         Prudential Home MBS               46.1
          Philadelphia
                    Electric     25.0
                         Residential Funding MBS           45.3  American
          Stores
                        24.6
                         Georgia Pacific                   44.3  Harcourt
          General
                        24.1
                         Countrywide MBS                   43.7  Occidental
          Petroleum
                        24.0
                         CNA Financial                     37.3  FMC

                        23.5
                         Houston Industries                37.3  Nerco
          International
                        23.2
                         GTE                               35.8  VF
          Corporation
                        22.9
                         Ashland Oil                       32.3  Whitman

                        22.9
                         Anschutz Ranch                    31.1  Phillips
          Petroleum
                        22.8
                         Federal Express                   31.0  Duquesne
          Light
                        22.6
                         SCE Capital                       29.3  Ohio
          Edison
                        22.5
                         Conagra                           28.0  Resolution
          Trust
                    Corp MBS 22.4
                         Hotel First Mortgage              27.8  Texas
          Utilities
                        22.2
                         Coastal                           27.6  Marriott
                    International    22.0
                         Philip Morris                     26.5  First
          Union
                        21.9
                         Time Warner Entertainment         26.5  Praxair

                        21.6

                         Omega Healthcare                  26.4  The Dial
          Corporation
                        20.9
                         Citicorp MBS                      25.4  Bank of
          New York
                        20.8
                         Commonwealth Edison               25.2  Owens
          Corning
                        20.7

                       At December 31, 1994, gross unrealized gains on
          marketable
                    equity securities
                       were $11.1 million and gross unrealized losses were
          $0.1
                    million.  Realized
                       gains and changes in unrealized appreciation on fixed maturity and equity
                       security investments are summarized as follows (in millions):

                                                        Fixed     Equity
          Tax
                          1994                        MaturitiesSecurities
          Effects
                     Total
                          Realized                    ($  2.1)     $ 2.0
          $  0.0
                    ($  0.1)
                          Change in Unrealized         (485.3)      (2.1)
          170.6
                    (316.8)

                          1993
                          Realized                     $ 34.3      $ 1.2
          ($ 12.4)
                    $ 23.1
                          Change in Unrealized           88.6       10.9
          (34.8)
                     64.7

                       As of February 28, 1995, the pretax unrealized losses on AAG's available for
                       sale portfolio had decreased approximately $50 million since year end 1994,
                       due primarily to a decrease in the general level of interest rates.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued




                       Major categories of net investment income were as follows (in millions):

                                                                     1994
           1993
                                   Fixed maturities                $372.7
          $354.8
                                   Other*                             4.0
            3.4
                                     Total investment income       $376.7
          358.2
                                   Investment expenses               (4.9)
           (4.9)
                                     Net investment income         $371.8
          $353.3
                    [FN]

                            * Both years include $1.0 million in payments from a
                    subsidiary of AFC
                              for the rental of an office building owned by GALIC.

                       AAG's investment portfolio is managed by a subsidiary of AFC.
                    Investment
                       expenses in each year included investment management charges of $4.4
                       million, which represented approximately one-tenth of one
                    percent of AAG's
                       invested assets.

                       C.  INVESTMENT IN AFFILIATE

                       Investment in affiliate reflects AAG's 5% ownership
          (2.7
                    million shares) of
                       the common stock of Chiquita Brands International ("Chiquita")
                    which is
                       accounted for under the equity method. AFC and its other
                    subsidiaries owned
                       an additional 41% interest in the common stock of Chiquita.

                    Chiquita is a
                       leading international marketer, processor and producer of
                    quality food
                       products. The market value of AAG's investment in Chiquita was
                       approximately $36.4 million and $30.7 million at December 31,
                    1994 and 1993,
                       and $36.1 million at March 1, 1995.

                       In the first quarter of 1994, AAG recorded a pretax
                    extraordinary charge of
                       $1.1 million, representing its proportionate share of
                    Chiquita's loss on the
                       retirement of debt.

                       Included in AAG's retained earnings (deficit) at December 31,
                    1994, was
                       approximately $5.5 million applicable to equity in
                    undistributed net losses
                       of Chiquita.

                       D.  DEFERRED POLICY ACQUISITION COSTS

                       The DPAC balances at December 31, 1994 and 1993 are shown net of unearned
                       revenues of $158.8 million and $146.2 million, respectively.

                       E.  NOTES PAYABLE

                       Notes payable consisted of the following at December 31, (in millions):

                                                                     1994
           1993
                          AAG (Parent Company):
                             11-1/8% Senior Subordinated Notes
                                due February 2003                  $103.9
          $125.0
                             9-1/2% Senior Notes due August 2001     44.0

          100.0
                             Bank Credit Line due December 1998      30.0
             -
                          Subsidiary debt                             5.4
            0.9
                                 Total                             $183.3
          $225.9

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       In 1994, AAG entered into a $50 million revolving credit
                    agreement with
                       three banks. Loans under the credit agreement bear interest at floating
                       rates based on prime or Eurodollar rates and are
                    collateralized by 20% of
                       the Common Stock of GALIC. At December 31, 1994, the average rate on these
                       borrowings was 7.35%.

                       During 1994, AAG repurchased $21.1 million principal amount of its 11-1/8%
                       Notes (including $3 million purchased by GALIC) and
          $56.0
                    million principal
                       amount of its 9-1/2% Notes (including $11 million purchased by
                    GALIC) in
                       exchange for approximately $69 million in cash and
          810,000
                    shares of its
                       Common Stock. As a result of the repurchases, AAG realized a pretax
                       extraordinary loss of $1.5 million.

                       In connection with the GALIC acquisition, AAG borrowed $180 million under a
                       Bank Term Loan Agreement and $50 million under a Bridge Loan.
                    In 1993, AAG
                       sold $225 million principal amount of Notes to the public and used the
                       proceeds to repay the Bank and Bridge Loans. As a result, AAG recorded an
                       extraordinary loss of $5.2 million ($3.4 million net of tax)
                    representing
                       unamortized bank debt issue costs which were written off upon retirement of
                       the bank debt.

                       AAG has no scheduled principal payments on its 9-1/2% Notes and 11-1/8%
                       Notes until 2001. Interest payments were $23.2 million in
                    1994, $11.7
                       million in 1993 and $2.0 million in 1992.

                       F.  STOCKHOLDERS' EQUITY

                       The Company is authorized to issue 25,000,000 shares of
                    Preferred Stock, par
                       value $1.00 per share.

                       On December 31, 1992, AAG acquired GALIC from Great American
                    Insurance
                       Company ("GAI"), a wholly owned subsidiary of AFC.
          In
                    connection with the
                       acquisition, GAI purchased from AAG 17,076,923 shares of AAG's
                    Common Stock
                       at $6.50 per share, and 450,000 shares of its Series
          A
                    Preferred Stock at
                       $100 per share. The preferred shares issued were recorded at
                    $29.4 million
                       (imputed dividend rate of 12% through 2007) with the excess proceeds of
                       $15.6 million credited to capital surplus. On March 31, 1994,
                    AAG issued
                       approximately 3.2 million shares of Common Stock in exchange for the Series
                       A Preferred shares. The Series A Preferred Stock had a
                    redemption value of
                       $100 per share and paid dividends at the rate of $7.00 per share per annum.

                       AAG's dividend paying capability is limited by certain
                    customary debt
                       covenants to amounts based on cumulative earnings and losses, debt
                       repurchases, capital transactions and other items.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       G.  DISCONTINUED OPERATIONS

                       The results of discontinued operations included in the
                    Consolidated
                       Statement of Operations were as follows (in millions):


          1994    1993
                    1992

                         Net sales                                     $  -
           $   -
                    $ 80.7

                         Cost of sales                                    -
               -
                    (80.7)
                         Interest and debt expense                        -
               -
                    (1.2)
                         Loss on sales of businesses and restructuring
                           provisions
          (4.0)  (14.8)
                    (24.5)
                         Loss from discontinued operations before tax
          (4.0)  (14.8)
                    (25.7)
                         Income tax benefit
          (1.4)   (5.2)
                    (8.9)

                         Net loss from discontinued operations        ($
          2.6) ($
                    9.6)($16.8)

                       All of the Company's former manufacturing businesses are
                    reported as
                       discontinued operations. At December 31, 1994, the Company's last
                       manufacturing unit, Electromag NV, was being held for sale and was carried
                       at estimated net realizable value.

                       In 1994, AAG recorded a $4.0 million pretax charge for
                    discontinued
                       operations, primarily related to environmental liabilities.
                    The loss from
                       discontinued operations in 1993 included charges for employee related
                       obligations of approximately $9.7 million resulting primarily from a
                       decrease in the discount rate used to calculate pension
                    obligations.  The
                       remaining charges reflected additional write-downs and other estimated
                       expenses associated with the Company's former manufacturing properties.

                       During 1992, the Company recorded charges related to
                    discontinued operations
                       as follows: employee related obligations - $6.8 million;
                    environmental
                       liabilities - $5.0 million; corporate office shutdown and
                    severance costs -
                       $5.0 million; property valuation adjustments - $3.6 million;
                    potential
                       merchandise returns - $2.0 million and other - $2.1 million.

                       In 1992, AAG sold its capacitor and thick film network
                    businesses for
                       approximately $130 million in cash, notes and property. The
                    Company
                       recorded provisions of $42.6 million related to the
                    anticipated sales of
                       these operations during 1991.

                       The Company has a noncontributory defined benefit pension plan covering
                       former U.S. employees of its discontinued manufacturing
                    operations.  The
                       former employees in this plan generally receive pension
                    benefits that are
                       based upon formulas that reflect all past service with the
                    Company and the
                       employee's compensation during employment.
          Contributions are
                    made on an
                       actuarial basis in amounts necessary to satisfy requirements of ERISA.  At
                       December 31, 1994, the actuarial value of the benefit
                    obligations, which are
                       being discounted at 8.0%, exceeded the plan assets by $10.5 million, which
                       has been included in accrued expenses in the financial
                    statements.

                       Effective January 1, 1992, AAG implemented SFAS No.
          106 and
                    recorded a
                       provision of $3.1 million for the projected future costs of providing
                       postretirement medical benefits to retirees in its
                    discontinued
                       manufacturing operations.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       H.  INCOME TAXES

                       Provision (benefit) for income taxes consisted of (in
                    millions):

                                                                  1994
          1993
                    1992
                                Federal:
                                  Current                        $21.2
          $27.4     $
                    -
                                  Deferred                        (1.4)
          (7.4)
                    (8.9)
                                State                               -
          -
                    0.5
                                       Total                     $19.8
          $20.0
                    ($8.4)

                       The principal items accounting for the difference in taxes on earnings
                       computed at the federal statutory rate (35% in 1994 and 1993 and 34% in
                       1992) and as recorded were as follows (in millions):

                                                                  1994
          1993
                    1992
                          Income (loss) before income taxes:
                            Continuing operations                $63.2
          $80.0   ($
                    8.5)
                            Discontinued operations               (4.0)
          (14.8)
                    (25.7)
                            Extraordinary items                   (2.6)
          (5.2)
                    -
                            Accounting changes                    (0.7)
          -
                    (3.1)
                              Income (loss) before income taxes  $55.9
          $60.0
                    ($37.3)

                          Tax (benefit) computed at
                            statutory rate                       $19.6
          $21.0
                    ($12.7)
                          Effect of:
                            Net operating loss for which no
                              benefit has been recognized           -
          -
                    4.0
                            Other, net                             0.2
          (1.0)
                    0.3
                                  Total                          $19.8
          $20.0   ($
                    8.4)

                       The significant components of deferred tax assets and
                    liabilities included
                       in the Consolidated Balance Sheet were as follows
          (in
                    millions):

                                                                   December
          31,
                                                                  1994
          1993
                          Deferred tax assets:
                            Net operating loss carryforwards     $47.6
          $56.4
                            Accrued expenses                      13.3
          16.7
                            Investment securities                 50.8
          -
                            Valuation allowance for deferred
                              tax assets                         (50.6)
          (61.3)

                          Deferred tax liabilities:
                            Deferred policy acquisition costs    (21.9)
          (13.1)
                            Policyholder liabilities             (16.0)
          (12.3)
                            Investment securities                   -
          (6.1)

                       At December 31, 1994, AAG had net operating loss carryforwards for federal
                       income tax purposes of approximately $136 million which are scheduled to
                       expire as follows: $6 million in 1995 and 1996; $130 million in 2001
                       through 2005. Cash disbursements for income taxes were not material.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       I.  LEASES

                       Leases relate principally to certain administrative facilities
                    and
                       discontinued operations. Future minimum lease payments, net of sublease
                       revenues, under operating leases having initial or remaining noncancellable
                       lease terms in excess of one year at December 31, 1994 are payable as
                       follows:  1995 - $1.6 million; 1996 - $1.7 million;
          1997 -
                    $1.3 million;
                       1998 - $1.0 million; 1999 - $900,000; 2000 and
          beyond - $2.2
                    million.

                       Rental expense for operating leases was $1.7 million in 1994,
                    $900,000 in
                       1993 and $1.5 million in 1992.

                       J.  CONTINGENCIES

                       The Company is continuing its investigations and clean-up
                    activities in
                       accordance with consent agreements with state environmental agencies.  Based
                       on the costs incurred over the past several years and
                    discussions with
                       independent environmental consultants, the Company believes the remaining
                       aggregate cost of environmental work at all sites for which it has
                       responsibility will range from $8.6 million to $14.0 million.
                    The reserve
                       for environmental work was $11.7 million at December 31, 1994.
                    Management
                       does not believe that these clean-up activities will have a material effect
                       upon the Company's financial position, results of operations or cash flows.

                       In 1991, the Company identified possible deficiencies in
                    procedures for
                       reporting quality assurance information to the Defense
                    Electronics Supply
                       Center ("DESC") with respect to the Company's former
                    manufacturing
                       operations. Over the last several years, the Company has been engaged in
                       negotiations with the United States Government with respect to the
                       settlement of claims the Government might have arising out of the reporting
                       deficiencies. Based on these negotiations, the Company
                    believed it had
                       sufficient reserves to cover the estimated settlement amount.
                    In March
                       1995, the Company received notification from the Government indicating
                       additional reporting deficiencies. The Company is in the
                    process of
                       evaluating this information and is unable to ascertain the validity of these
                       new claims or the amounts involved. It is impossible to
                    determine the
                       impact, if any, of these alleged claims on the Company and its financial
                       condition.

                       K. STATUTORY INFORMATION; RESTRICTIONS ON TRANSFERS OF FUNDS
                    AND ASSETS OF
                            SUBSIDIARIES

                       GALIC is required to file financial statements with state
                    insurance
                       regulatory authorities prepared on an accounting basis
                    prescribed or
                       permitted by such authorities (statutory basis).
          Certain
                    statutory amounts
                       at December 31, were as follows (in millions):

                                                                   1994
          1993
                                Policyholders' surplus           $255.9
          $251.3
                                Asset valuation reserve            79.5
          70.3
                                Interest maintenance reserve       27.7
          35.7
                                Net earnings                       54.2
          44.0

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued

                       The amount of dividends which can be paid by GALIC without prior approval of
                       regulatory authorities is subject to restrictions relating to capital and
                       surplus and statutory net income. Based on earned surplus at
                    December 31,
                       1994, GALIC may pay approximately $49.7 million in dividends in 1995 without
                       prior approval.

                       L.  ADDITIONAL INFORMATION

                       Related Party Transaction In the fourth quarter of 1994, AAG purchased
                       Carillon Life Insurance Company from a subsidiary of AFC for
                    $9.0 million in
                       cash. At December 31, 1994, Carillon had statutory assets of
                    $9.0 million
                       and statutory surplus of $6.3 million. Carillon is licensed to sell annuity
                       products in 41 states and the District of Columbia.

                       Fair Value of Financial Instruments The following table shows
                    (in millions)
                       the carrying value and estimated fair value of AAG's financial instruments
                       at December 31.


                                                                   1994

                    1993
                                                            Carrying
          Estimated
                    Carrying  Estimated
                                                              Value Fair
          Value
                    Value  Fair Value
                          Assets
                          Fixed maturity investments        $4,532.3
          $4,321.0
                    $4,387.7   $4,506.4
                          Equity securities                     21.7
          21.7
                    25.9       25.9
                          Investment in affiliate               20.8
          36.4
                    25.2       30.7

                          Liabilities
                          Annuity policyholders' funds
                            accumulated (a)                 $4,553.0
          $4,510.0
                    $4,217.5   $4,164.0
                          Notes payable (b)                    179.2
          182.6
                    219.1      237.7

                          (a)     Carrying values are shown net of deferred






          policy
                    acquisition
                                  costs of $65.1 million at December 31,
          1994 and
                    $39.2 million at
                                  December 31, 1993.

                          (b)     Carrying values are shown net of debt
          issue costs
                    of $4.1
                                  million at December 31, 1994 and $6.8
          million at
                    December 31,
                                  1993.

                       When available, fair values are based on prices quoted in the most active
                       market for each security. If quoted prices are not available, fair value is
                       estimated based on present values, discounted cash flows, fair value of
                       comparable securities, or similar methods. The fair value of the liability
                       for annuities in the payout phase is assumed to be the present value of the
                       anticipated cash flows, discounted at current interest rates.
                    Fair value of
                       annuities in the accumulation phase is assumed to be the
                    policyholders' cash
                       surrender amount.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       Unrealized Gains (Losses) The components of the Consolidated
                    Balance Sheet
                       caption "Unrealized gains (losses) on marketable securities, net" in
                       stockholders' equity are summarized as follows (in millions):

                                                                 Unadjusted

                                                                     Asset
          Effect
                    of  Reported

          (Liability) SFAS 115
                      Amount
                         1994
                         Fixed maturities - available for sale






          $1,326.4
                    ($67.8)  $1,258.6
                         Equity securities
          10.7     11.0
                         21.7
                         Deferred policy acquisition costs, net
          61.9      3.2
                         65.1
                         Annuity policyholders' funds
                           accumulated
          (4,627.2)     9.1
                     (4,618.1)
                         Deferred income taxes on net


                           unrealized losses                              -
              15.5
                         15.5(a)
                         Unrealized losses on marketable
                           securities, net

                    ($29.0)



                                                                 Unadjusted

                                                                     Asset
          Effect













                    of  Reported

          (Liability) SFAS 115
                      Amount
                         1993
                         Fixed maturities - available for sale
          $1,667.0    $87.5
                     $1,754.5
                         Equity securities
          12.8     13.1
                         25.9
                         Deferred policy acquisition costs, net
          42.5
                    (3.3)      39.2
                         Annuity policyholders' funds
                           accumulated
          (4,246.9)
                    (9.8)  (4,256.7)
                         Deferred income taxes on net


                           unrealized gains                               -

                    (30.6)     (30.6)(a)
                         Unrealized gains on marketable
                           securities, net
             $56.9

                         (a) Included in "Payable to affiliates, net" on the
                    Consolidated
                                  Balance Sheet.

                                      AMERICAN ANNUITY GROUP, INC. AND
          SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS -
                    Continued


                       M.  QUARTERLY FINANCIAL DATA (Unaudited)

                       The following table represents quarterly results of operations for the years
                       ended December 31, 1994 and 1993 (in millions, except per
                    share data).

                                                            First  Second
          Third
                    Fourth   Total
                          1994                            Quarter Quarter
          Quarter
                    Quarter    Year
                          Realized gains (losses)          $  0.6  $   -
          $  0.1  ($
                    0.8)($  0.1)
                          Total revenues                     92.9    94.1
          91.7
                    92.5   371.2













                          Income from continuing operations  10.8    11.1
           9.4
                    9.6    40.9
                          Discontinued operations              -     (2.6)
            -
                    -     (2.6)
                          Extraordinary items                (1.1)   (0.3)
          (0.4)
                    0.1    (1.7)
                          Accounting change                  (0.5)     -
            -
                    -     (0.5)
                          Net income                          9.2     8.2
           9.0
                    9.7    36.1

                          Earnings (loss) per common share:
                            Continuing operations           $0.28   $0.28
          $0.24
                    $0.25   $1.05
                            Discontinued operations            -    (0.07)
            -
                    -    (0.07)
                            Extraordinary items             (0.03)  (0.01)
          (0.01)
                    -    (0.05)
                            Accounting change               (0.01)     -
            -
                    -    (0.01)
                            Net income per common share     $0.24   $0.20
          $0.23
                    $0.25   $0.92

                          Average common shares outstanding  35.1    39.1
          39.1
                    39.1    38.1


                                                            First  Second
          Third
                    Fourth   Total
                          1993                            Quarter Quarter
          Quarter
                    Quarter    Year
                          Realized gains                   $ 13.4  $ 12.8
          $ 2.8   $
                    6.5  $ 35.5






                          Total revenues                    101.4   102.0
          89.6
                    94.2   387.2

                          Income from continuing operations  11.4*   16.9
          10.3
                    14.4    53.0*
                          Discontinued operations              -       -
            -
                    (9.6)   (9.6)
                          Extraordinary item                   -       -
          (3.4)
                    -     (3.4)
                          Net income                         11.4    16.9
           6.9
                    4.8    40.0

                          Earnings (loss) per common share:
                            Continuing operations           $0.30   $0.46
          $0.27
                    $0.38   $1.41
                            Discontinued operations            -       -
            -
                    (0.27)  (0.27)
                            Extraordinary item                 -       -
          (0.10)
                    -    (0.10)
                            Net income per common share     $0.30   $0.46
          $0.17
                    $0.11   $1.04













                          Average common shares outstanding  35.1    35.1
          35.1
                    35.1    35.1

                          * Includes GALIC relocation charge of $5.2 million, net of tax.


                                                         PART IV

                       ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS
                    ON FORM 8-K

                       (a)  Documents filed as part of this Report:

                            1. Financial Statements are Included in Part II, Item 8.

                            2.  Financial Statement Schedules:

                                Selected Quarterly Financial Data is
          included in Note
                    L to the
                                Consolidated Financial Statements.

                                Schedules filed herewith:

                                For 1994, 1993 and 1992

                    Page

                                II - Condensed Financial Information of
          Registrant
                    S-2

                                All other schedules for which provisions are made in
                    the
                                applicable regulation of the Securities and Exchange
                                Commission have been omitted as they are not
                    applicable, not
                                required, or the information required
          thereby is set
                    forth in
                                the Financial Statements or the notes
          thereto.

                            3.  Exhibits - See Exhibit Index on Page E-1.

                       (b)  Reports on Form 8-K:  None

                                        AMERICAN ANNUITY GROUP, INC. -
          PARENT ONLY
                               SCHEDULE II - CONDENSED FINANCIAL
          INFORMATION OF
                    REGISTRANT
                                                      (In millions)

                                                 Condensed Balance Sheet


          December 31,

                       Assets:
          1994     1993

                         Cash and short-term investments              $
          1.9   $ 10.4

                         Investment in subsidiaries
          457.4(a)
                    519.6(a)
                         Other assets
          19.4     24.7


          $478.7   $554.7

                       Liabilities and Capital:
                         Accounts payable, accrued expenses and
                           other liabilities                          $
          41.6   $ 50.3

                         Payables to affiliates
          40.8     29.1

                         Notes payable
          191.9(b) 225.0

                         Stockholders' equity
          204.4(a)
                    250.3(a)

          $478.7   $554.7



                                             Condensed Statement of
          Earnings



          1994     1993

                       Revenues:
                         Equity in undistributed earnings of
                           subsidiaries                               $
          47.3   $ 97.2

                         Dividends from GALIC
          44.0     18.2

                         Net investment income
          0.4      0.5


          91.7    115.9

                       Costs and Expenses:
                         Interest on borrowings and other debt expenses
          21.9     22.5

                         Provision for GALIC relocation expenses          -
               8.0

                         Other operating and general expenses
          6.6      5.4


          28.5     35.9

                       Income from continuing operations before

                         income taxes
          63.2     80.0

                       Provision for income taxes
          22.3     27.0

                       Income from continuing operations
          40.9     53.0


                       Discontinued operations, net of tax
          (2.6)
                    (9.6)
                       Income before extraordinary items and
                         cumulative effect of accounting changes
          38.3     43.4


                       Extraordinary items, net of tax
          (1.7)
                    (3.4)
                       Cumulative effect of accounting changes,
                         net of tax
          (0.5)      -

                       Net Income                                     $
          36.1    $40.0


                    [FN]
                       (a) Includes unrealized gains (losses) of ($29.0) million in
                    1994 and $56.9
                           million in 1993.

                       (b) Includes $14.0 million principal amount of notes payable owned by GALIC.

                                        AMERICAN ANNUITY GROUP, INC. -
          PARENT ONLY
                               SCHEDULE II - CONDENSED FINANCIAL
          INFORMATION OF

                    REGISTRANT
                                                      (In millions)





                                            Condensed Statement of Cash
          Flows
                                                  Year ended December 31


              1994
                      1993

                       Operating Activities:
                         Net income
             $36.1
                     $40.0
                         Adjustments:
                           Discontinued operations
               2.6
                       9.6
                           Extraordinary items
               1.7

                       3.4
                           Accounting change
               0.5
                        -
                           Equity in net earnings of subsidiaries

                    (59.7)  (77.6)



                           Depreciation and amortization
               0.8
                       1.2
                           Decrease in other assets
               2.7
                       0.4
                           Increase in balances with affiliates
              13.1
                      40.0
                           Decrease in other liabilities

                    (12.8)  (10.7)
                           Capital distributions from GALIC
              44.0
                      18.2
                           Other, net
                -
                      (0.1)

              29.0
                      24.4

                       Investing Activities:
                         Additional investments in subsidiaries

                    (9.3)  (13.0)

                       Financing Activities:
                         Additions to notes payable
              30.0
                     225.0
                         Reductions of notes payable

                    (55.1) (230.0)
                         Cash dividends paid

                    (3.1)   (4.1)

                    (28.2)   (9.1)

                       Net Increase (Decrease) in Cash and Short-term
                    Investments(8.5)    2.3

                       Cash and short-term investments at beginning of
          period    10.4
                       8.1

                       Cash and short-term investments at end of period
             $ 1.9
                     $10.4

                                               AMERICAN ANNUITY GROUP, INC.

                                                    INDEX TO EXHIBITS

                       Number       Exhibit Description
                        3.1  Certificate of Incorporation of Registrant

                        3.2  By-laws of Registrant

                        4.1  Indenture dated as of February 2, 1993,
          between the
                    Registrant and
                             Star Bank, National Association, as Trustee, relating to
                    the
                             Registrant's 11-1/8% Senior Subordinated Notes due 2003,
                    incorporated
                             herein by reference to Exhibit 4.2 to the Registrant's
                    Current Report
                             on Form 8-K, dated February 5, 1993.

                        4.2 Indenture dated as of August 18, 1993, between the
                    Registrant and
                             NationsBank, National Association, as Trustee, relating
                    to the
                             Registrant's 9-1/2% Senior Notes due 2001, incorporated
                    herein by
                             reference to Exhibit 4.1 to the Registrant's
                    Registration Statement
                             on Form S-2 dated August 11, 1993.

                       10.1  Agreement of Allocation of Payment of Federal
          Income
                    Taxes ("American
                             Annuity Tax Allocation Agreement"), dated
          December 31,
                    1992, between
                             American Financial Corporation and the
          Registrant
                    incorporated herein
                             by reference to Exhibit 10.12 to the
          Registrant's
                    Registration
                             Statement on Form S-2 dated January 7, 1993.

                       10.2 Assignment of Tax Allocation Payments dated December 31,
                    1992,
                             between American Financial Corporation and the

                    Registrant
                             incorporated herein by reference to Exhibit
          10.15 to the
                    Registrant's
                             Registration Statement on Form S-2 dated
          January 7,
                    1993.

                       10.3  Agreement for the Allocation of Federal Income
          Taxes
                    dated May 13,
                             1974, between American Financial Corporation and Great
                    American Life
                             Insurance Company, as supplemented on January
          1, 1987
                    incorporated
                             herein by reference to Exhibit 10.16 to the Registrant's
                    Registration
                             Statement on Form S-2 dated January 7, 1993.

                       10.4 Investment Services Agreement, dated December 31, 1992, between Great
                             American Life Insurance Company and American
          Money

                    Management
                             Corporation incorporated herein by reference to Exhibit
                    10.17 to the
                             Registrant's Registration Statement on Form
          S-2 dated
                    January 7,
                             1993.

                       10.5 Common Stock Registration Agreement, dated December 31,
                    1992, between
                             the Registrant and American Financial
          Corporation and
                    its wholly
                             owned subsidiary Great American Insurance
          Company
                    incorporated herein
                             by reference to Exhibit 10.22 to the
          Registrant's
                    Registration
                             Statement on Form S-2 dated January 7, 1993.

                       10.6 Common Stock Registration Agreement, dated December 31,
                    1992 between
                             Chiquita Brands International, Inc. and Great American
                    Life Insurance
                             Company incorporated herein by reference to Exhibit
                    10.24 to the
                             Registrant's Registration Statement on Form
          S-2 dated
                    January 7,
                             1993.

                       10.7  American Annuity Group's 1993 Stock
          Appreciation Rights
                    Plan,
                             incorporated herein by reference to Exhibit
          10.8 to the
                    Registrant's
                             Form 10-K for 1993.

                       27.0 Financial Data Schedule - included in Report filed
                    electronically
                             with the Securities and Exchange Commission.

                       99.1 Credit Agreement dated as of January 31, 1994 amended and restated as
                             of December 7, 1994.

                                               AMERICAN ANNUITY GROUP, INC.

                                       EXHIBIT 24 - CONSENT OF INDEPENDENT
          AUDITORS




                       We consent to the incorporation by reference in the
                    Registration Statement
                       (Form S-8 No. 33-55189) pertaining to the Employee
          Stock
                    Purchase Plan of
                       American Annuity Group, Inc. of our report dated
          March 13,

                    1995, with
                       respect to the consolidated financial statements and schedules of American
                       Annuity Group, Inc. included in this Annual Report (Form 10-K)
                    for the year
                       ended December 31, 1994.




             ERNST
                    & YOUNG LLP
                       Cincinnati, Ohio
                       March 16, 1995

                                                        Signatures


                                Pursuant to the requirements of Section 13 of the
                    Securities
                       Exchange Act of 1934, American Annuity Group, Inc.
          has duly
                    caused this
                       Report to be signed on its behalf by the undersigned, duly authorized.


                                                                 American
          Annuity
                    Group, Inc.





                       Signed: March 20, 1995                    BY:s/CARL
          H. LINDNER


                                                                      Carl
          H. Lindner

          Chairman of the
                    Board and

          Chief
                    Executive Officer







                                Pursuant to the requirements of the
          Securities
                    Exchange Act of
                       1934, this report has been signed below by the following
                    persons on behalf
                       of the Registrant and in the capacities and on the dates
                    indicated:

                             Signature                         Capacity

                       Date



                       s/CARL H. LINDNER                 Chairman of the
          Board
                    March 20, 1995
                         Carl H. Lindner                   of Directors



                       s/S. CRAIG LINDNER                Director

                    March 20, 1995
                         S. Craig Lindner



                       s/ROBERT A. ADAMS                 Director

                    March 20, 1995
                         Robert A. Adams



                       s/WILLIAM R. MARTIN               Director

                    March 20, 1995
                         William R. Martin*



                       s/RONALD F. WALKER                Director

                    March 20, 1995
                         Ronald F. Walker



                       s/WILLIAM J. MANEY                Senior Vice
          President,
                    March 20, 1995
                         William J. Maney                  Treasurer and

          Chief
                                                           Financial
          Officer
                                                           (Principal
          Accounting
                    Officer)
                    [FN]
                       * Chairman of Audit Committee